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                                CREDIT AGREEMENT


                            dated as of July 17, 1998

                                      among

                             MEDITRUST CORPORATION,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                       as Bank and as Administrative Agent
                                 for the Banks,

                          J.P. MORGAN SECURITIES, INC.,
                                       and
                          BT ALEX. BROWN INCORPORATED,
                               as Lead Arrangers,

                              FLEET NATIONAL BANK,
                                       and
                           BANCBOSTON SECURITIES INC.,
                                as Co-Arrangers,

                             BANKERS TRUST COMPANY,
                        as Bank and as Syndication Agent,

                                BANKBOSTON, N.A.,
                     as Bank and as Co-Documentation Agent,

                              FLEET NATIONAL BANK,
                     as Bank and as Co-Documentation Agent,

                                       and

                             THE BANKS LISTED HEREIN

================================================================================

                                CREDIT AGREEMENT


                  CREDIT AGREEMENT dated as of July 17, 1998, among MEDITRUST CORPORATION (the "Borrower"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Bank and as Administrative Agent for the Banks, BANKERS TRUST COMPANY, as Bank and as Syndication Agent, BANKBOSTON, N.A., as Bank and as Co-Documentation Agent, FLEET NATIONAL BANK, as Bank and as Co-Documentation Agent, and the BANKS listed on the signature pages hereof (the "Banks").


                              W I T N E S S E T H:


                  The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Section I.1. Definitions. The following terms, as used herein, have the following meanings:

                  "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

                  "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.7(b).

                  "Administrative Agent" means Morgan Guaranty Trust Company of New York in its capacity as Administrative Agent for the Banks hereunder, and its successors in such capacity.

                  "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

                  "Affiliate", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that

Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10.0%) or more of the equity securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity securities or by contract or otherwise.

                  "Agreement" means this Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

                  "Annual EBITDA" means, measured as of the last day of each calendar quarter, an amount derived from (i) total revenues as determined in accordance with GAAP and reflected in the combined consolidated financial statements relating to the Borrower, MOC and their Consolidated Subsidiaries or to the Borrower's or MOC's direct or indirect interest in Minority Holdings for the previous four consecutive calendar quarters including the quarter then ended, on an accrual basis, less (ii) total operating expenses and other expenses relating to the Borrower, MOC and their Consolidated Subsidiaries and relating to the Borrower's and MOC's direct or indirect interest in Minority Holdings for such period (other than interest, taxes, depreciation, amortization, and other non-cash items), less (iii) total corporate operating expenses (including general overhead expenses) and other expenses of the Borrower, MOC, their Consolidated Subsidiaries and such expenses relating to the Borrower's and MOC's direct or indirect interest in Minority Holdings (other than interest, taxes, depreciation, amortization and other non-cash items), for such period.

                  "Applicable Interest Rate" means the lesser of (x) the rate at which the interest rate applicable to any floating rate Debt could be fixed for the balance of the term of such Debt, at the time of calculation, by the Borrower entering into an unsecured interest rate swap agreement (or, if such rate is incapable of being fixed by entering into an unsecured interest rate swap agreement at the time of calculation, a reasonably determined fixed rate equivalent), and (y) the rate at which the interest rate applicable to such floating rate Debt is actually capped, at the time of calculation, if the Borrower has entered into an interest rate cap agreement with respect thereto or if the documentation for such Debt contains a cap.

                  "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

                  "Applicable Margin" means

                           (a) with respect to Tranche A Loans, (x) prior to the
Conversion Date and until such time as the Tranche B Loans and the Tranche C Loans have been repaid in full, with respect to each Euro-Dollar Loan, 1.375%, and with respect to each Base Rate Loan, .50%, and (y) prior to the Conversion Date and from and after such time as the Tranche B Loans and the Tranche C Loans shall have been repaid in full, with respect to each Euro-Dollar Loan and each Base Rate Loan, the respective percentages per annum determined, at any time, based on the range into which the Borrower's Credit Rating (if any) then falls, in accordance with the table set forth below. Any change in the Borrower's Credit Rating shall be effective immediately as of the date on which any of the Rating Agencies announces a change in the Borrower's Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable. In the event that the Borrower receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings unless such Credit Ratings are more than two levels apart, in which event, the middle level (or if there shall be no middle level as a result of the Credit Ratings being three levels apart, then the lower of the two "middle" levels) shall apply.

-----------------------------------------------------------------------------------------
Borrower's Credit                  Applicable Margin                  Applicable Margin
Rating                             for Euro-Dollar                    for Base Rate
(S&P/Moody's Ratings)              Loans (% per annum)                Loans (% per annum)
-----------------------------------------------------------------------------------------
BBB+/Baa1 (or better)              0.85%                              0.0%
-----------------------------------------------------------------------------------------
BBB/Baa2                           1.075%                             0.0%
-----------------------------------------------------------------------------------------
BBB-/Baa3                          1.175%                             0.0%
-----------------------------------------------------------------------------------------
BB+/Ba1                            1.375%                             0.50%
-----------------------------------------------------------------------------------------
Less than BB+/Ba1                  1.625%                             1.00%
or no rating
-----------------------------------------------------------------------------------------

                           (b) with respect to Tranche B Loans, prior to the
Conversion Date, the Applicable Margin with respect to each Euro-Dollar Loan, shall mean 1.375%, and with respect to each Base Rate Loan, shall mean 0.50%;

                           (c) with respect to Tranche C Loans, prior to the
Conversion Date, the Applicable Margin with respect to each Euro-Dollar Loan, shall mean 1.375%, and with respect to each Base Rate Loan, shall mean 0.50%, provided, however, that if the Borrower shall exercise the Extension Option, then as of the day immediately succeeding the date on which the Tranche C Loans would have matured, the Applicable Margin with respect to each Euro-Dollar Loan, shall mean 1.875%, and with respect to each Base Rate Loan, shall mean 1.00%;

                           (d) with respect to Tranche D Loans, prior to the
Conversion Date, the Applicable Margin with respect to each Euro-Dollar Loan, shall mean 1.375%, and with respect to each Base Rate Loan, shall mean 0.50%;

                           (e) from and after the Conversion Date, Applicable
Margin means, with respect to each Euro-Dollar Loan and each Base Rate Loan, the respective percentages per annum determined, at any time, based on the range into which the Total Debt Ratio then falls, in accordance with the table set forth below. Any change in the Total Debt Ratio shall occur on the date on which the Borrower delivers, or was required to have delivered, the certificate pursuant to Section 5.1(c) hereof, whichever is earlier. If the Borrower shall fail to deliver such certificate in accordance with Section 5.1(c) hereof, then the Total Debt Ratio shall be deemed to be greater than 50%.

================================================================================
                             Maximum Total Debt               Maximum Total Debt
                             Ratio less than 50%.             Ratio equal to or
                                                              greater than 50%.
--------------------------------------------------------------------------------
Applicable Margin for        Tranche A: 0%                    Tranche A: 0%
Base Rate Loans              Tranche B: 0%                    Tranche B: 0%
                             Tranche C: 0%                    Tranche C: 0%
                             Tranche D: 0%                    Tranche D: 0%

Applicable Margin for        Tranche A: 1.00%                 Tranche A: 1.125%
Euro-Dollar Loans            Tranche B: 1.00%                 Tranche B: 1.125%
                             Tranche C: 1.00%                 Tranche C: 1.125%
                             Tranche D: 1.00%                 Tranche D: 1.125%
================================================================================


                  "Assignee" has the meaning set forth in Section 9.6(c).

                  "Bank" means each bank and other Person listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors and each Designated Lender; provided, however, that the term "Bank" shall exclude each Designated Lender when used in reference to a Committed Loan, the Commitments or terms relating to the Committed Loans and the Commitments and shall further exclude each Designated Lender for all other purposes hereunder except that any Designated Lender which funds a Money Market Loan shall, subject to Section 9.6(d), have the rights (including the rights given to a Bank contained in Section 9.3 and otherwise in Article 9) and obligations of a Bank associated with holding such Money Market Loan.

                  "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

                  "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Rate plus .50%.

                  "Base Rate Borrowing" means a Borrowing comprised of Base Rate Loans.

                  "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Borrowing or pursuant to Article VIII.

                  "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                  "Borrower" means Meditrust Corporation and its successors.

                  "Borrowing" has the meaning set forth in Section 1.3.

                  "Capital Expenditures" means, for any period, the sum of all expenditures (whether paid in cash or accrued as a liability) by the Borrower or MOC which are capitalized on the combined consolidated balance sheet of the Borrower or MOC in conformity with GAAP, but less (i) all expenditures made with respect to the acquisition by the Borrower, MOC and their Consolidated Subsidiaries of any interest in real property within nine months after the date such interest in real property is acquired; (ii) capital expenditures made from the proceeds of insurance or condemnation awards (or payments in lieu thereof) or indemnity payments received during such period by the Borrower, MOC or any of their Consolidated Subsidiaries from third parties; and (iii) all construction, additions or other long-term investments.

                  "Cash or Cash Equivalents" means (i) cash, (ii) direct obligations of the United States Government, including, without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and government sponsored entities or pools of such instruments offered by banks rated AA or better by S&P or Aa2 by Moody's and dealers, including, without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass-through certificates, Federal National Mortgage Association bonds and notes, Federal Farm Credit System securities, (iv) time deposits, domestic and Eurodollar certificates of deposit, bankers acceptances, commercial paper rated at least A-1 by S&P and P-1 by Moody's, and/or guaranteed by an Aa rating by Moody's, an AA rating by S&P, or better rated credit, floating rate notes, other money market instruments and letters of credit each issued by banks which have a long-term debt rating of at least AA by S&P or Aa2 by Moody's, (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures, and loan participations, each of which is rated at least AA by S&P, and/or Aa2 by Moody's, and/or unconditionally guaranteed by an AA rating by S&P, an Aa2 rating by Moody's, or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-1 by Moody's and/or SP-1 by S&P and/or guaranteed by an irrevocable letter of credit of a bank with a long-term debt rating of at least AA by S&P or Aa2 by Moody's, (vii) repurchase agreements with major banks and primary government securities dealers fully secured by U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, (viii) real estate loan pool participations, guaranteed by an entity with an AA rating given by S&P or an Aa2 rating given by Moody's, or better rated credit, and (ix) shares of any mutual fund that has its assets primarily invested in the types of investments referred to in clauses (i) through (v).

                  "Closing Date" means the date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.1, and shall have satisfied all other conditions set forth in Section 3.1.

                  "Commitment" means, with respect to each Bank, the amount committed by such Bank pursuant to this Agreement with respect to any Loans, as such amount may be reduced from time to time pursuant to Sections 2.9, 2.10,
2.11 and 6.2.

                  "Committed Borrowing" has the meaning set forth in Section
1.3.

                  "Committed Loan" means a loan made by a Bank pursuant to
Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

                  "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with the Borrower or MOC in accordance with GAAP.

                  "Consolidated Tangible Net Worth" means at any date the combined consolidated stockholders' equity of the Borrower (determined on a book basis) and MOC, less their combined consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means with respect to any such intangible assets, the amount (to the extent reflected in determining such combined consolidated stockholders' equity) of (i) all write-ups subsequent to December 31, 1997 in the book value of any asset owned by the Borrower, MOC or a Consolidated Subsidiary other than write-ups in connection with the acquisition of any asset in accordance with GAAP purchase accounting, and (ii) goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets.

                  "Construction Asset" means any Real Property Asset on which construction of improvements has commenced (such commencement evidenced by foundation excavation) but has not yet been completed (as such completion shall be evidenced by such Real Property Asset being open for business to the general public).

                  "Contingent Obligation" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required by GAAP to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any non-recourse Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the Applicable Interest Rate, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and
(b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and in the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant to Sections 4.4 or 5.1 hereof. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment or performance has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations,
(ii) in the case of joint and several guarantees given by a Person in whom the Borrower owns an interest (which guarantees are non-recourse to the Borrower), to the extent the guarantees, in the aggregate, exceed 15% of total real estate investments, the amount in excess of 15% shall be deemed to be a Contingent Obligation of the Borrower, and (iii) in the case of a guaranty (whether or not joint and several) of an obligation other wise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Debt of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of Unused Commitments or of construction loans to the extent the same have not been drawn.

                  "Conversion Date" has the meaning set forth in Section 3.3(a).

                  "Core Asset Type" means (i) ownership, financing or operation of Healthcare Properties, (ii) ownership, financing or operation of Hotel Properties, (iii) ownership, financing or operation of Golf Properties, and (iv) owner ship or operation of Santa Anita Park.

                  "Credit Rating" means the publicly announced rating for long-term senior unsecured indebtedness of the Borrower given by one or more of the Rating Agencies, at least one of which shall be Moody's or S&P.

                  "Debt" of any Person (including Minority Holdings) means, without duplication, (A) as shown on such Person's combined consolidated balance sheet (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property and, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument (whether or not disbursed in full in the case of a construction loan), (B) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (C) all Contingent Obligations of such Person, (D) all payment obligations of such Person under any interest rate protection agreement (including, without limitation, any interest rate swaps, caps, floors, collars and similar agreements) and currency swaps and similar agreements which were not entered into specifically in connection with Debt set forth in clauses (A), (B) or (C) hereof. For purposes of this Agreement, Debt (other than Contingent Obligations) of the Borrower shall be deemed to include only the Borrower's pro rata share (such share being based upon the Borrower's percentage ownership interest as shown on the Borrower's annual audited financial statements) of the Debt of any Person in which the Borrower, directly or indirectly, owns an interest, provided that such Debt is nonrecourse, both directly and indirectly, to the Borrower.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Lender" means a special purpose corporation that
(i) shall have become a party to this Agreement pursuant to Section 9.6(d), and
(ii) is not otherwise a Bank.

                  "Designated Lender Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A-5 hereto, evidencing the obligation of the Borrower to repay Money Market Loans made by Designated Lenders, and "Designated Lender Note" means any one of such promissory notes issued under Section 9.6(d) hereof.

                  "Designating Lender" shall have the meaning set forth in
Section 9.6(d) hereof.

                  "Designation Agreement" means a designation agreement in substantially the form of Exhibit G attached hereto, entered into by a Bank and a Designated Lender and accepted by the Administrative Agent.

                  "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

                  "Domestic Lending Office" means, as to each Bank, its office located within the United States at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office within the United States as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent; provided that no Bank shall be permitted to change its Domestic Lending Office if as a result of such change either (i) pursuant to the provisions of Section 8.1 or Section 8.2, the Borrower would be unable to maintain any Loans as Euro-Dollar Loans; or (ii) the Borrower would be required to make any payment to such Bank pursuant to the provisions of Section 8.3 or
Section 8.4.

                  "Duff & Phelps" means Duff & Phelps Credit Rating Co. or any successor thereto.

                  "Environmental Affiliate" means any partnership, or joint venture, trust or corporation in which an equity interest in excess of 20% is owned by the Borrower, either directly or indirectly.

                  "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

                  "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or similar communication by any other Person alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damage, personal injuries, fines or penalties arising out of, based on or resulting from
(i) the presence, or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by such Person or
(ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case as to which could reasonably be expected to have a Material Ad verse Effect.

                  "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of Material of Environmental Concern or hazardous wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or other wise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Material of Environmental Concern or hazardous wastes or the clean-up or other remediation thereof.

                  "Environmental Report" has the meaning set forth in Section
4.7.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

                  "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

                  "Euro-Dollar Borrowing" has the meaning set forth in Section 1.3.

                  "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

                  "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent; provided that no Bank shall be permitted to change its Euro-Dollar Lending Office if as a result of such change either (i) pursuant to the provisions of Section 8.1 or Section 8.2, the Borrower would be unable to maintain any Loans as Euro-Dollar Loans; or (ii) the Borrower would be required to make any payment to such Bank pursuant to the provisions of Sections 8.3 or Section 8.4.

                  "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing or Notice of Interest Rate Election.

                  "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.7(b).

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Existing Credit Agreements" means those agreements set forth on Exhibit I attached hereto.

                  "Existing Letters of Credit" has the meaning set forth in
Section 2.2(c).

                  "Extension Fee" has the meaning set forth in Section 2.8(d).

                  "Extension Option" has the meaning set forth in Section
2.9(b).

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day; provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan on such day on such transactions as determined by the Administrative Agent.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

                  "FFO" means "funds from operations," defined to mean net income (or loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructurings and sales of properties, plus depreciation and amortization, after adjustments for Minority Holdings. Adjustments for Minority Holdings will be calculated to reflect FFO on the same basis as above.

                  "Fitch" means Fitch Investors Services, L.P. or any successor thereto.

                  "Fronting Bank" shall mean Morgan, Bankers Trust Company, BankBoston, N.A., Fleet National Bank, NationsBank, N.A., or such other Bank which the Borrower is notified by the Administrative Agent may be a Fronting Bank and which is designated by the Borrower in its Notice of Borrowing as the Bank which shall issue a Letter of Credit with respect to such Notice of Borrowing.

                  "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Golf Properties" means golf courses and golf clubs.

                  "Governmental Authority" means any Federal, state or local government or any other political subdivision thereof or agency exercising executive, legislative, judicial, regulatory or administrative functions having jurisdiction over the Borrower or any Real Property Asset.

                  "Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Base Rate Loans at such time, or
(ii) all Committed Loans which are Euro-Dollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Section 8.2 or 8.5, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

                  "Guarantor Subsidiary" means any Subsidiary of the Borrower
(i) to which more than ten percent (10%) of Total Fair Market Value is attributable, and (ii) in which the Borrower owns, directly or indirectly, less than ninety percent (90%) of the equity interests thereof.

                  "Guaranty" means the Guaranty of Payment, dated as of even date herewith, by MOC, together with any other Guaranty of Payment to be entered into by a Guarantor Subsidiary in accordance with Section 5.22 hereof.

                  "Healthcare Mortgages" means mortgage loans owned by the Borrower, MOC or their Consolidated Subsidiaries, secured by Liens on Healthcare Properties, exclusive of Healthcare Mortgages on Real Property Assets which would be considered a Construction Asset, and exclusive of any Healthcare Mortgages encumbering individual Real Property Assets with a debt service coverage ratio of less than 1.1:1, provided that any Healthcare Mortgage encumbering any such Real Property Asset shall be included in the applicable calculation if the same shall be cross-defaulted and cross-collateralized with other Healthcare Mortgages encumbering Real Property Assets, provided that the entire pool of cross-defaulted and cross-collateralized Healthcare Mortgages shall have a combined debt service coverage ratio of 1.1:1 or better.

                  "Healthcare Properties" means hospitals, long-term care facilities, rehabilitation facilities, independent or assisted living facilities for seniors, medical office buildings and substance abuse facilities.

                  "Hotel Properties" means hotels, motels, conference centers and resorts.

                  "Indemnitee" has the meaning set forth in Section 9.3(b).

                  "Interest Period" means: (i) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Committed Borrowing or of any Notice of Interest Rate Election with respect to such Committed Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Committed Borrowing or Notice of Interest Rate Election; provided that:

                           (a) any Interest Period which would other wise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro-Dollar Business Day of a calendar month.

Notwithstanding the foregoing, however, prior to the date which is 90 days from the Closing Date, with respect to Tranche B Loans, Tranche C Loans and Tranche D Loans, the Borrower shall only be permitted to select Interest Periods of one month, and with respect to Tranche A Loans, the Borrower shall use its best efforts to cooperate with the Administrative Agent in selecting Interest Periods in order to facilitate the syndication of the Tranche A Loan Commitments.

                  (ii) with respect to each Base Rate Borrowing, the period commencing on the date of such Committed Borrowing or Notice of Interest Rate Election and ending 30 days thereafter; provided that any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day.

                  (iii) with respect to each Money Market LIBOR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending 1, 2, 3 or 6 months thereafter, as the Borrower may elect in the applicable Notice of Money Market Borrowing in accordance with Section 2.3; provided that:

                           (a) any Interest Period which would other wise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                           (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month;

                           (c) if any Interest Period includes a date on which a payment of principal of Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Money Market LIBOR Loan required to be repaid on such date and
         (ii) the remainder (if any) of each such Money Market LIBOR Loan shall have an Interest Period deter mined as set forth above; and

                           (d) any Interest Period which would other wise end after the Maturity Date shall end on the Maturity Date.

                  (iv) with respect to each Money Market Absolute Rate Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing and ending such number of days thereafter (but not less than 14 days) as the Borrower may elect in accordance with Section 2.3; provided that:

                           (a) any Interest Period which would other wise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

                           (b) if any Interest Period includes a date on which a payment of principal of Loans is required to be made under Section 2.10 but does not end on such date, then (i) the principal amount (if any) of each Money Market Absolute Rate Loan required to be repaid on such date and (ii) the remainder (if any) of each such Money Market Absolute Rate Loan shall have an Interest Period determined as set forth above.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

                  "Investment Grade Rating" means a rating for a Person's senior long-term unsecured debt, or if no such rating has been issued, a "shadow" rating, of BBB- or better from S&P, and a rating or "shadow" rating of Baa3 or better from Moody's or a rating or "shadow" rating equivalent to the foregoing from either Duff & Phelps or Fitch. Any such "shadow" rating shall be evidenced by a letter from the applicable Rating Agency or by such other evidence as may be reasonably acceptable to the Administrative Agent (as to any such other evidence, the Administrative Agent shall present the same to, and discuss the same with, the Banks).

                  "Invitation for Money Market Quotes" has the meaning set forth in Section 2.3(c).

                  "Letter(s) of Credit" has the meaning provided in Section 2.2(c).

                  "Letter of Credit Collateral" has the meaning provided in
Section 6.4.

                  "Letter of Credit Collateral Account" has the meaning provided in Section 6.4.

                  "Letter of Credit Documents" has the meaning provided in
Section 2.17.

                  "Letter of Credit Usage" means, without duplication, at any time the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to therein, and (ii) the aggregate amount of the Borrower's unpaid obligations under this Agreement in respect of the Letters of Credit.

                  "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.3.

                  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, each of the Borrower and any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                  "Loan" means a Base Rate Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

                  "Loan Documents" means this Agreement, the Notes, any Guaranty, the Letter(s) of Credit, the Letter of Credit Documents and any related documents.

                  "London Interbank Offered Rate" has the meaning set forth in
Section 2.7(b).

                  "Margin Stock" shall have the meaning provided such term in Regulation U of the Federal Reserve Board.

                  "Material Adverse Effect" means a material adverse effect upon
(i) the current or future business, operations, properties or assets of the Borrower and its Subsidiaries taken as a whole, or MOC and its Subsidiaries taken as a whole, or (ii) the ability of the Borrower or MOC to perform its obligations hereunder or under the Guaranty in all material respects, including to pay interest and principal.

                  "Material of Environmental Concern" means and includes pollutants, contaminants, hazardous wastes, and toxic, radioactive, caustic or otherwise hazardous sub stances, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics, except those incidental to the operation of the applicable Real Property Asset.

                  "Material Plan" means at any time a Plan having aggregate Unfunded Liabilities in excess of $5,000,000.

                  "Maturity Date" has the meaning set forth in
Section 2.9.

                  "Minority Holdings" means partnerships, limited liability companies and corporations directly or indirectly held or owned by the Borrower or MOC, other than Anita Associates, which are not consolidated with the Borrower or MOC on their financial statements.

                  "MOC" means Meditrust Operating Company, a Delaware corporation.

                  "Money Market Absolute Rate" has the meaning set forth in
Section 2.3.

                  "Money Market Absolute Rate Loan" means a Loan to be made by a Bank pursuant to an Absolute Rate Auction.

                  "Money Market Borrowing" has the meaning set forth in Section 1.3.

                  "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

                  "Money Market LIBOR Loan" means a Loan to be made by a Bank pursuant to a LIBOR Auction (including such a Loan bearing interest at the Base Rate pursuant to Section 2.3).

                  "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

                  "Money Market Margin" has the meaning set forth in Section
2.3.

                  "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

                  "Money Market Quote Request" has the meaning set forth in
Section 2.3(b).

                  "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

                  "Morgan" means Morgan Guaranty Trust Company of New York, in its individual capacity.

                  "Mortgages" has the meaning set forth in Section
3.3(a) hereof.

                  "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                  "NAIC" means The National Association of Insurance Commissioners.

                  "Net Cash Proceeds" means all cash when and as received in connection with the sale or refinancing of any asset, less reasonable costs and expenses, repayment of secured indebtedness with respect to the applicable asset, and net of an amount equal to taxable capital gains and real estate transfer taxes payable in connection with any asset sale.

                  "Net Offering Proceeds" means all cash received by the Borrower or MOC as a result of the sale of common stock, preferred stock, partnership interests, limited liability company interests, or other ownership or equity interests in the Borrower or MOC (or evidence of indebtedness of the Borrower or MOC convertible into any of the foregoing), or debt securities, less customary costs and discounts of issuance paid by the Borrower or MOC, as the case may be, and exclusive of any cash proceeds received in connection with the settlement of the Forward Equity Issuance Transaction, dated as of February 26, 1998 with Merrill Lynch International.

                  "Non-Recourse Debt" means Debt of the Borrower, MOC, or any of their Subsidiaries on a combined consolidated basis for which the right of recovery of the obligee thereof is limited to recourse against the Real Property Assets securing such Debt (subject to such limited exceptions to the non-recourse nature of such Debt such as fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions at the time of the incurrence of such Debt).

                  "Notes" means, collectively, the promissory notes of the Borrower, each substantially in the forms of Exhibit A-1, A-2, A-3 and A-4 hereto, evidencing the obligation of the Borrower to repay the Tranche A Loans, the Tranche B

Loans, the Tranche C Loans and the Tranche D Loans, respectively, together with any Designated Lender Notes, and "Note" means any one of such promissory notes issued hereunder.

                  "Notice of Borrowing" means a Notice of Committed Borrowing or a Notice of Money Market Borrowing.

                  "Notice of Committed Borrowing" has the meaning set forth in
Section 2.2.

                  "Notice of Interest Rate Election" has the meaning set forth in Section 2.15(a).

                  "Notice of Money Market Borrowing" has the meaning set forth in Section 2.3(f).

                  "Notice to Extend" has the meaning set forth in Section
2.9(b).

                  "Obligations" means all obligations, liabilities, interest, fees and indebtedness of every nature of the Borrower from time to time owing to any Bank under or in connection with this Agreement or any other Loan Document, including, without limitation, (i) the outstanding principal amount of the Committed Loans at such time, plus (ii) the Letter of Credit Usage at such time, plus (iii) the out standing principal amount of any Money Market Loans at such time.

                  "Outstanding Balance" means the sum of (i) the aggregate outstanding and unpaid principal balance of all Loans and (ii) the Letter of Credit Usage.

                  "Parent" means, with respect to any Bank, any Person controlling such Bank.

                  "Participant" has the meaning set forth in Section 9.6(b).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Liens" means (a) Liens in favor of the Borrower or MOC on all or any part of the assets of Subsidiaries of the Borrower or MOC, provided that (i) the Debt to which such Lien relates is held by the Borrower or MOC, (ii) such Debt is not otherwise pledged or encumbered, and (iii) no more than 20% of the Unencumbered Asset Pool Properties Value may be subject to any such Liens; (b) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, completion bonds, government contracts or other obligations of a like nature, including Liens in connection with workers' compensation, unemployment insurance and other types of statutory obligations or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Debt) and other similar obligations incurred in the ordinary course of business;
(c) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (d) Liens on property of the Borrower, MOC or any Subsidiary thereof in favor of the Federal or any state government to secure certain payments pursuant to any contract, statute or regulation; (e) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights of way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower, MOC or any Subsidiary thereof and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by the Borrower, MOC or any Subsidiary thereof; (f) statutory Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other Liens imposed by law and arising in the ordinary course of business, for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained to the extent required by GAAP); (g) Liens not otherwise permitted by this definition and incurred in the ordinary course of business of any or all of the Borrower, MOC or any Subsidiary thereof with respect to obligations which do not exceed $500,000 in principal amount in the aggregate at any one time outstanding; and (h) the interests of lessees and lessors under leases of real or personal property made in the ordinary course of business which would not have a Material Adverse Effect.

                  "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                  "Prime Rate" means the rate of interest publicly announced by Morgan in New York City from time to time as its Prime Rate.

                  "Property Expenses" means, when used with respect to any Real Property Asset, the costs of maintaining such Real Property Asset which are the responsibility of the owner thereof and that are not paid directly by the tenant thereof, including, without limitation, taxes, insurance, repairs and maintenance, but provided that if such tenant is more than 90 days in arrears in the payment of base or fixed rent, then such costs will also constitute "Property Expenses", but excluding Capital Expenditures, depreciation, amortization, general administrative and interest costs.

                  "Property Income" means, when used with respect to any Real Property Asset, cash rents and other cash revenues received in the ordinary course therefrom.

                  "Rating Agencies" means, collectively, S&P, Moody's, Duff & Phelps and Fitch.

                  "Real Property Assets" means as of any time, the real property assets owned directly or indirectly by the Borrower, MOC or any Consolidated Subsidiary of either the Borrower or MOC at such time, including, without limitation, mortgage loans.

                  "Recourse Debt" shall mean Debt of the Borrower, MOC or any Subsidiary that is not Non-Recourse Debt.

                  "Reference Bank" means the principal London offices of Morgan.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Related Fund" means, with respect to any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, dumping, emptying, deposit, discharge, leaching or migration.

                  "Required Banks" means, at any time, Banks having at least 66-2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 66 2/3% of the aggregate unpaid principal amount of the Loans and Letter of Credit Usage.

                  "Requirements" means all present and future laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements of every Governmental Authority having jurisdiction over any Real Property Asset and all restrictive covenants applicable to any Real Property Asset.

                  "Security Conversion" has the meaning set forth in
Section 3.3(a).

                  "Security Documents" has the meaning set forth in
Section 3.3(a).

                  "Solvent" means, with respect to any Person, at the time of determination: (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (2) the present fair saleable value of its assets is greater than its liability on its existing debts as such debts become absolute and matured; and (3) it is then able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests representing either (i) direct or indirect ordinary voting power to elect a majority of the board of directors or other persons performing similar functions or (ii) a majority of the economic interest therein, are at the time directly or indirectly owned by the Borrower or MOC.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereof.

                  "Term" has the meaning set forth in Section 2.9.

                  "Total Debt Ratio" means the ratio, as of the date of determination, of (i) the sum, without duplication, of (x) the Total Liabilities of the Borrower, MOC and their Consolidated Subsidiaries, and (y) the Borrower's, MOC's and their Consolidated Subsidiaries' pro rata share of the Total Liabilities of any Minority Holdings of the Borrower or MOC or their Consolidated Subsidiaries, to (ii) Total Fair Market Value.

                  "Total Debt Service" means, as of the last day of each calendar quarter, an amount equal to the sum of (i) interest (whether accrued, paid or capitalized) actually payable by the Borrower, MOC or their Consolidated Subsidiaries on their Debt for the previous four consecutive quarters including the quarter then ended, plus (ii) the Borrower's, MOC's and their Consolidated Subsidiaries' pro rata share of interest (whether accrued, paid or capitalized) actually payable by any Minority Holdings of the Borrower or MOC or their Consolidated Subsidiaries on their Debt for the previous four consecutive quarters including the quarter then ended.

                  "Total Fair Market Value" means, the sum of (w) the sum of (A) with respect to those Real Property Assets which are Healthcare Properties, the quotient of (i) Annual EBITDA (which shall be calculated on an annualized basis, commencing as of the quarter ending September 30, 1998, and from and after July 1, 1999, shall be calculated based upon the Annual EBITDA for the preceding four quarters) with respect thereto (or in the case of Healthcare Properties owned by Minority Holdings, the Borrower's, MOC's or their Consolidated Subsidiaries' pro rata share thereof) for the previous four (4) consecutive quarters, including the quarter then ended, divided by (ii) 9.75%, (B) the book value of any Healthcare Mortgages (or in the case of Healthcare Mortgages owned by Minority Holdings, the Borrower's, MOC's or their Consolidated Subsidiaries' pro rata share thereof), (C) with respect to those Real Property Assets which are Hotel Properties, the sum of (x) the quotient of (i) Annual EBITDA (which shall be calculated on an annualized basis, commencing as of the quarter ending September 30, 1998, and from and after July 1, 1999, shall be calculated based upon the Annual EBITDA for the preceding four quarters) with respect thereto (or in the case of Hotel Properties owned by Minority Holdings, the Borrower's, MOC's or their Consolidated Subsidiaries' pro rata share thereof) for the previous four
(4) consecutive quarters, including the quarter then ended, less an amount equal to 4% of gross revenues with respect thereto for such period for reserves for furniture, fixtures and equipment and (ii) 10%, and (y) 50% of the book value of any Real Property Asset which is a Hotel Property and which is a Construction Asset (or in the case of Hotel Properties which are Construction Assets owned by Minority Holdings, the Borrower's, MOC's or their Consolidated Subsidiaries' pro rata share thereof), (D) the book value of the Borrower's and MOC's investment resulting from the merger with Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company, exclusive of any goodwill attributable thereto, (E) with respect to each Real Property Asset which is a Golf Property, the quotient of (i) Annual EBITDA (which shall be calculated on an annualized basis, commencing as of the quarter ending September 30, 1998, and from and after July 1, 1999, shall be calculated based upon the Annual EBITDA for the preceding four quarters) (or in the case of Golf Properties which are owned by Minority Holdings, the Borrower's, MOC's or their Consolidated Subsidiaries' pro rata share thereof) with respect thereto for the previous four (4) consecutive quarters, including the quarter then ended, less an amount equal to 5% of revenues as a reserve for Capital Expenditures, divided by (ii) 10.75%, and (F) with respect to those assets which are not Healthcare Properties, Healthcare Mortgages, Hotel Proper ties or Golf Properties, the purchase price with respect to each thereof (or in the case of such assets which are owned by Minority Holdings, the Borrower's, MOC's or their Consolidated Subsidiaries' pro rata share thereof), exclusive of any portion thereof attributable to goodwill, until such time as the Borrower, the Administrative Agent and the Required Banks shall agree to a different method of valuation of each thereof, (x) with respect to those Real Property Assets described in clauses (A), (C) and (E) of clause (w) and owned for less than the four previous consecutive quarters but owned for at least one (1) full fiscal quarter, the lesser of (A) the purchase price for each thereof (or, in the case of Minority Holdings, the Borrower's MOC's or their Consolidated Subsidiaries' pro rata share thereof), and (B) the quotient of (i) Annual EBITDA (or, in the case of Minority Holdings, the Borrower's MOC's or their Consolidated Subsidiaries' pro rata share thereof) applicable to each such Real Property Asset, and (ii) the applicable capitalization rate, (y) with respect to those Real Property Assets described in clauses (A), (C) and (E) of clause (w) and owned for less than one full quarter, the purchase price for each thereof (or, in the case of Minority Holdings, the Borrower's MOC's or their Consolidated Subsidiaries' pro rata share thereof), and (z) Cash or Cash Equivalents of the Borrower, MOC and their Subsidiaries as of the date of determination. In addition, for purposes of calculating covenant compliance as of the Closing Date only, the purchase price of La Quinta Inns, Inc. and Cobblestone Holdings, Inc. shall be deemed to be the actual purchase prices thereof, inclusive of any amounts attributable to goodwill.

                  "Total Liabilities" means the sum of all Debt of a Person and all accounts payable and all other liabilities of such Person.

                  "Tranche A Bank" means any Bank that has committed to fund a portion of the Tranche A Loan.

                  "Tranche A Loan" means the revolving credit loan or loans to be made to the Borrower for the purposes set forth in Section 5.16 hereof.

                  "Tranche A Loan Amount" has the meaning set forth in Section 2.1.

                  "Tranche A Loan Commitment" means, with respect to each Bank, the amount committed by such Bank pursuant to this Agreement with respect to the Tranche A Loan as set forth on the signature pages hereto, as such amount may be reduced from time to time pursuant to Sections 2.9, 2.10, 2.11 and 6.2.

                  "Tranche A Notes" means the promissory notes of the Borrower, each substantially in the form of Exhibit A-1 hereto, evidencing the obligation of the Borrower to repay the Tranche A Loan, and "Tranche A Note" means any one of such promissory notes issued hereunder.

                  "Tranche B Bank" means any Bank that has committed to fund a portion of the Tranche B Loan.

                  "Tranche B Loan" means the term loan or loans to be made to the Borrower for the purposes set forth in Section 5.16 hereof.

                  "Tranche B Loan Amount" has the meaning set forth in Section 2.1.

                  "Tranche B Loan Commitment" means, with respect to each Bank, the amount committed by such Bank pursuant to this Agreement with respect to the Tranche B Loan as set forth on the signature pages hereto, as such amount may be reduced from time to time pursuant to Sections 2.9, 2.10, 2.11 and 6.2.

                  "Tranche B Notes" means the promissory notes of the Borrower, each substantially in the form of Exhibit A-2 hereto, evidencing the obligation of the Borrower to repay the Tranche B Loan, and "Tranche B Note" means any one of such promissory notes issued hereunder.

                  "Tranche C Bank" means any Bank that has committed to fund a portion of the Tranche C Loan.

                  "Tranche C Loan" means the term loan or loans to be made to the Borrower for the purposes set forth in Section 5.16 hereof.

                  "Tranche C Loan Amount" has the meaning set forth in Section 2.1.

                  "Tranche C Loan Commitment" means, with respect to each Bank, the amount committed by such Bank pursuant to this Agreement with respect to the Tranche C Loan as set forth on the signature pages hereto, as such amount may be reduced from time to time pursuant to Sections 2.9, 2.10, 2.11 and 6.2.

                  "Tranche C Notes" means the promissory notes of the Borrower, each substantially in the form of Exhibit A-3 hereto, evidencing the obligation of the Borrower to repay the Tranche C Loan, and "Tranche C Note" means any one of such promissory notes issued hereunder.

                  "Tranche D Bank" means any Bank that has committed to fund a portion of the Tranche D Loan.

                  "Tranche D Loan" means the term loan or loans to be made to the Borrower for the purposes set forth in Section 5.16 hereof.

                  "Tranche D Loan Amount" has the meaning set forth in Section 2.1.

                  "Tranche D Loan Commitment" means, with respect to each Bank, the amount committed by such Bank pursuant to this Agreement with respect to the Tranche D Loan as set forth on the signature pages hereto, as such amount may be reduced from time to time pursuant to Sections 2.9, 2.10, 2.11 and 6.2.

                  "Tranche D Notes" means the promissory notes of the Borrower, each substantially in the form of Exhibit A-4 hereto, evidencing the obligation of the Borrower to repay the Tranche D Loan, and "Tranche D Note" means any one of such promissory notes issued hereunder.

                  "Unencumbered Asset Pool Net Operating Cash Flow" means, as of any date of determination with respect to (A) the Unencumbered Asset Pool Properties which are Healthcare Properties, Property Income with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, but less Property Expenses with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, (B) Healthcare Mortgages, the interest received thereon for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, (C) the Unencumbered Asset Pool Properties which are Hotel Properties, Property Income with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, but less Property Expenses with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, and less an amount equal to 4% of gross revenues for the applicable period for reserves for furniture, fixtures and equipment, (D) each Real Property Asset which is a Golf Property operated by the Borrower, MOC or any Consolidated Subsidiary, Property Income with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, but less Property Expenses with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, and less an amount equal to 5% of revenues as a reserve for Capital Expenditures, and (E) with respect to those assets which are not Healthcare Properties, Healthcare Mortgages, Hotel Properties or Golf Properties, Property Income with respect thereto for the previous four (4) consecutive quarters (except as provided below), including the quarter then ended, but less Property Expenses with respect thereto for the previous four (4) consecutive quarters (except as provided below). Notwithstanding the foregoing, with respect to any Unencumbered Asset Pool Property owned by the Borrower, MOC or any of their Consolidated Subsidiaries for a period of less than four (4) fiscal quarters, Unencumbered Asset Pool Net Operating Cash Flow shall be determined in a manner consistent with the foregoing calculation utilizing annualized Property Income, Property Expenses, reserves and sales for the relevant period of the Borrower's, MOC's or any of their Consolidated Subsidiaries' ownership of such Unencumbered Asset Pool Property.

                  "Unencumbered Asset Pool Properties" means, as of any date, the Real Property Assets listed in Exhibit B attached hereto and made a part hereof, each of which is open for business and operating and each of which is a Healthcare Mortgage or is 100% owned in fee (or leasehold in the case of assets listed as such on Exhibit B) by the Borrower, MOC or any of their Consolidated Subsidiaries and each of which is not subject to any Lien (other than Permitted Liens and other than, in the case of Hotel Properties, Liens securing industrial revenue bonds, representing less than 20% of the Unencumbered Asset Pool Properties Value attributable to any such hotel property), together with all Real Property Assets which have become part of the Unencumbered Asset Pool Properties as of such date. In addition, in the case of any Real Property Asset which is an Unencumbered Asset Pool Property owned by Consolidated Subsidiaries of the Borrower or MOC, neither the Borrower or MOC shall, directly or indirectly, pledge their interests in any such Consolidated Subsidiary nor shall the Borrower or MOC permit any such Consolidated Subsidiary to enter into any negative pledge with respect thereto or to incur any Unsecured Debt.

                  "Unencumbered Asset Pool Properties Value" means:

                           (i)  with respect to the Unencumbered Asset
Pool Properties owned by the Borrower, MOC or any of their Consolidated Subsidiaries for a period of at least four (4) fiscal quarters, the sum of (A) 55% of the quotient of (x) the Unencumbered Asset Pool Net Operating Cash Flow with respect to each Unencumbered Asset Pool Property which is a Healthcare Property and (y) 9.75%, (B) 75% of the book value of any Healthcare Mortgages,
(C) 50% of the quotient of (x) the Unencumbered Asset Pool Net Operating Cash Flow with respect to each Unencumbered Asset Pool Property which is a Hotel Property, and (y) 10%, less an amount equal to the outstanding principal amount of any industrial revenue bonds secured by Liens thereon, (D) 50% of the quotient of (x) Unencumbered Asset Pool Net Operating Cash Flow with respect to each Real Property Asset which is a Golf Property operated by the Borrower, MOC or any Consolidated Subsidiary, divided by (y) 10.75%, and (E) with respect to those assets which are not Core Asset Type, 50% of the purchase price with respect to each thereof, exclusive of any portion thereof attributable to goodwill; and

                  (ii) with respect to Unencumbered Asset Pool Properties owned by the Borrower, MOC or any of their Consolidated Subsidiaries for a period of less than four (4) fiscal quarters and more than one (1) fiscal quarter, the sum of (x) 55% of the quotient of (x) the Unencumbered Asset Pool Net Operating Cash Flow with respect to each Unencumbered Asset Pool Property which is a Healthcare Property, and (y) 9.75%, (B) 75% of the book value of any Healthcare Mortgages, (C) 50% of the quotient of (x) the Unencumbered Asset Pool Net Operating Cash Flow with respect to each Unencumbered Asset Pool Property which is a Hotel Property, and (y) 10%, less an amount equal to the outstanding principal amount of any industrial revenue bonds secured by Liens thereon, (D) 50% of the quotient of (x) Unencumbered Asset Pool Net Operating Cash Flow with respect to each Real Property Asset which is a Golf Property operated by the Borrower, MOC or any Consolidated Subsidiary, divided by (y) 10.75%, and (E) with respect to those assets which are not Healthcare Properties, Healthcare Mortgages, Hotel Proper ties or Golf Properties, 50% of the purchase price with respect to each thereof, exclusive of any portion thereof attributable to goodwill; and

                  (iii) with respect to Unencumbered Asset Pool Properties owned by the Borrower, MOC or any of their Consolidated Subsidiaries for a period of less than one (1) fiscal quarter, (A) in the case of Healthcare Properties, 55% of the purchase price for each thereof, exclusive of any portion thereof attributable to goodwill, (B) in the case of Healthcare Mortgages, 75% of the book value thereof, (C) in the case of Hotel Properties, 50% of the purchase price for each thereof, exclusive of any portion thereof attributable to goodwill, less an amount equal to the outstanding principal amount of any industrial revenue bonds secured by Liens thereon, (D) in the case of Golf Properties, 50% of the purchase price for each thereof, exclusive of any portion thereof attributable to goodwill, and (E) in the case of any asset which is not a Core Asset Type, 50% of the purchase price for each thereof, exclusive of any portion thereof attributable to goodwill.

Notwithstanding anything contained herein to the contrary, in no event shall more than 20% of the Unencumbered Asset Pool Properties Value be attributable to assets of a type other than a Core Asset Type, and, in addition, no single type of asset other than a Core Asset Type shall account for more than 10% of the Unencumbered Asset Pool Properties Value, other than time sharing properties, which may account for up to 15% of the Unencumbered Asset Pool Properties Value.

                  "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                  "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

                  "Unsecured Debt" means Debt not secured by a Lien on any Real Property Asset.

                  "Unsecured Debt Ratio" means, as of any date of determination, the ratio of the Unencumbered Asset Pool Properties Value as of the date of determination to the aggregate amount of Unsecured Debt of the Borrower, MOC and their Consolidated Subsidiaries outstanding as of such date of determination.

                  "Unsecured Interest Expense" means, as of the last day of each calendar quarter, an amount equal to the sum of (i) interest (whether accrued, paid or capitalized) actually payable by the Borrower, MOC or their Consolidated Subsidiaries on their Unsecured Debt for the previous four consecutive quarters including the quarter then ended, plus (ii) the Borrower's, MOC's and their Consolidated Subsidiaries' pro rata share of interest (whether accrued, paid or capitalized) actually payable by any Minority Holdings of the Borrower, MOC or their Consolidated Subsidiaries on their Unsecured Debt for the previous four consecutive quarters including the quarter then ended.

                  "Unused Commitments" means an amount equal to all unadvanced funds (other than unadvanced funds in connection with any construction loan) which any third party is obligated to advance to the Borrower or otherwise, pursuant to any Loan Document, written instrument or otherwise.

                  Section 1.2. Accounting Terms and Determinations. Unless otherwise specified herein,1all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited combined consolidated financial statements of the Borrower delivered to the Administrative Agent and the Banks; provided that, the Borrower shall promptly notify the Administrative Agent of any change in GAAP that has a material affect on the operation of any covenant, which notice shall include an analysis of the effect of any such change, and provided further that, if the Borrower notifies the Administrative Agent and the Banks that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend
Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

                  Section 1.3. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Base Rate Loans, have the same Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3).


                                   ARTICLE II

                                   THE CREDITS

                  Section 2.1.  Commitments to Lend.

                  (a) Tranche A Loan. Each Tranche A Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Loans to the Borrower and participate in Letters of Credit issued by the Fronting Bank on behalf of the Borrower pursuant to this Section 2.1(a) from time to time during the Term in amounts such that the aggregate principal amount of Tranche A Loans made by such Bank at any one time outstanding together with such Bank's pro rata share of Letter of Credit Usage with respect to the Borrower shall not exceed the amount of its Tranche A Loan Commitment at such time. The aggregate amount of Tranche A Loans (inclusive of all Money Market Loans) to be made hereunder together with the Letter of Credit Usage with respect to the Borrower shall not exceed at any one time the lesser of (x) One Billion Dollars ($1,000,000,000) (the "Tranche A Loan Amount") and (y) the aggregate Tranche A Loan Commitments then in effect. Each Euro-Dollar Borrowing under this subsection (a) shall be in an aggregate principal amount of at least $10,000,000, or an integral multiple of $500,000 in excess thereof, and each Base Rate Borrowing under this subsection
(a) shall be in an aggregate principal amount of at least $10,000,000, or an integral multiple of $500,000 in excess thereof, and in each case shall be made from the several Banks ratably in proportion to their respective Tranche A Loan Commitments. Subject to the limitations set forth herein, any Tranche A Loan amounts repaid may be reborrowed; and

                  (b) Tranche B Loan. Each Tranche B Bank sever ally agrees, on the terms and conditions set forth in this Agreement, to make the Tranche B Loan on the Closing Date to the Borrower in an amount such that the aggregate principal amount of the Tranche B Loan made by such Bank on the Closing Date shall not exceed the amount of its Tranche B Loan Commitment then in effect. The aggregate amount of the Tranche B Loan to be made hereunder shall not exceed Five Hundred Million Dollars ($500,000,000) (the "Tranche B Loan Amount"). Any Tranche B Loan amounts repaid may not be reborrowed.

                  (c) Tranche C Loan. Each Tranche C Bank severally agrees, on the terms and conditions set forth in this Agreement, to make the Tranche C Loan on the Closing Date to the Borrower in an amount such that the aggregate principal amount of the Tranche C Loan made by such Bank on the Closing Date shall not exceed the amount of its Tranche C Loan Commitment then in effect. The aggregate amount of the Tranche C Loan to be made hereunder shall not exceed Two Hundred Fifty Million Dollars ($250,000,000) (the "Tranche C Loan Amount"). Any Tranche C Loan amounts repaid may not be reborrowed.

                  (d) Tranche D Loan. Each Tranche D Bank sever ally agrees, on the terms and conditions set forth in this Agreement, to make the Tranche D Loan on the Closing Date to the Borrower in an amount such that the aggregate principal amount of the Tranche D Loan made by such Bank on the Closing Date shall not exceed the amount of its Tranche D Loan Commitment then in effect. The aggregate amount of the Tranche D Loan to be made hereunder shall not exceed Five Hundred Million Dollars ($500,000,000) (the "Tranche D

Loan Amount"). Any Tranche D Loan amounts repaid may not be reborrowed.

                  Section 2.2. Notice of Committed Borrowing. (a) With respect to Tranche A Loans, the Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:00 a.m. (New York City time)
(x) one Domestic Business Day before each Base Rate Borrowing or (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

                           (1) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (2)  the aggregate amount of such Borrowing,

                           (3) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans,

                           (4) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                           (5) that no Default or Event of Default has occurred or is continuing.

Notwithstanding the time frame set forth in clause (a)(x) above, in the event that the Money Market Quotes submitted by the Banks pursuant to Section 2.3(d) below are, in the aggregate, in an amount less than the principal amount requested by the Borrower in the related Money Market Quote Request, then the Borrower shall be permitted to give the Administrative Agent notice of its intent to make a Base Rate Borrowing, in the amount of the difference between accepted Money Market Quotes and the principal amount requested by the Borrower in the related Money Market Quote Request, no later than 12:00 Noon (New York City time) on the date of such Borrowing.

                  (b) With respect to the Tranche B Loan, the Tranche C Loan and the Tranche D Loan, the Borrower shall give the Administrative Agent a Notice of Committed Borrowing not later than 12:00 Noon (Eastern Time) (x) one Domes tic Business Day before the Closing Date or (y) the third

Euro-Dollar Business Day before the Closing Date, specifying:

                           (1) whether the Loans comprising the Tranche B Loan, the Tranche C Loan or the Tranche D Loan are to be Base Rate Loans or Euro-Dollar Loans,

                           (2) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                           (3) that no Default or Event of Default has occurred or is continuing.

                  (c) The Borrower shall give the Administrative Agent, and the designated Fronting Bank, a Notice of Committed Borrowing in the event that it desires to have standby Letters of Credit (each, a "Letter of Credit") issued hereunder no later than 10:00 a.m., New York City time, at least four (4) Domestic Business Days prior to the date of such issuance. Each such notice shall specify (i) the designated Fronting Bank, (ii) the aggregate amount of the requested Letters of Credit, (iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued, (iv) the date of such issuance (which shall be a Domestic Business Day), (v) the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be later than twelve (12) months after the issuance of such Letter of Credit or five Domestic Business Days prior to the Maturity Date of the Tranche A Loans, whichever is earlier), (vii) the purpose and circumstances for which such Letter of Credit is being issued and (viii) the terms upon which each such Letter of Credit may be drawn down (which terms shall not leave any discretion to Fronting Bank). Each such notice may be revoked telephonically by the Borrower to the applicable Fronting Bank and the Administrative Agent any time prior to the date of issuance of the Letter of Credit by the applicable Fronting Bank, provided such revocation is confirmed in writing by the Borrower to the Fronting Bank and the Administrative Agent within one (1) Domestic Business Day by facsimile. No later than 10:00 a.m., New York City time, on the date that is four (4) Domestic Business Days prior to the date of issuance, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require the Fronting Bank to make a payment under the Letter of Credit; provided, that the Fronting Bank may, in its reasonable judgment, require changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and, provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the following Domestic Business Day that such draft is presented if such presentation is made later than 10:00 A.M. New York City time (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Domestic Business Day against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the applicable Fronting Bank no later than 10:00 A.M. New York City time and provided further the Borrower shall have requested to the Fronting Bank and the Administrative Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, the Fronting Bank shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

                  Notwithstanding anything contained herein to the contrary, the Borrower and the Banks hereby acknowledge that NationsBank, N.A. and Fleet National Bank have previously issued the letters of credit (the "Existing Letters of Credit") more particularly described on Exhibit J attached hereto for the accounts of La Quinta Inns, Inc., LQ-Baton Rouge Joint Venture, La Quinta Development Partners, L.P., and the Borrower, and that for purposes of this Agreement, the Existing Letters of Credit shall be deemed to be Letters of Credit, with the same force and effect as though the Existing Letters of Credit had been issued hereunder for the account of the Borrower. In addition, the Borrower hereby accepts and assumes all the duties, liabilities and obligations of the parties on whose behalf the Existing Letters of Credit were issued under or in respect of the Existing Letters of Credit, and any other agreements or applications made in connection therewith, and, without limiting the generality of the foregoing, the Borrower further agrees, immediately upon demand therefor by the applicable Fronting Bank, to pay such Fronting Bank, and to reimburse such Fronting Bank for, any and all amounts paid or expended by such Fronting Bank under or in connection with any of the Existing Letters of Credit.

                  Section 2.3.  Money Market Borrowings.

                  (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, at such time as the Borrower's Credit Rating is an Investment Grade Rating from S&P and Moody's, the Borrower may, as set forth in this Section, request the Tranche A Banks during the Term to make offers to make Money Market Loans to the Borrower, not to exceed, at such time, the lesser of (i) the aggregate undrawn Tranche A Loan Commitments, less the Letter of Credit Usage, and (ii) $350,000,000. The Tranche A Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

                  (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by telex or facsimile transmission a notice of money market borrowing (a "Money Market Quote Request") substantially in the form of Exhibit D hereto so as to be received not later than 10:30 A.M. (New York City time) on (x) the fourth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Tranche A Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

                           (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,
                           (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $500,000,

                           (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

                           (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within thirty days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

                  (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Tranche A Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit E hereto (an "Invitation for Money Market Quotes"), which shall constitute an invitation by the Borrower to each Tranche A Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

                  (d) Submission and Contents of Money Market Quotes. (i) Each Tranche A Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.1 not later than (x) 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 10:00 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administra-tive Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than fifteen
(15) minutes prior to the applicable deadline for the other Banks. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower. Such Money Market Loans may be funded by such Tranche A Bank's Designated Lender (if any) as provided in Section 9.6(d), however such Bank shall not be required to specify in its Money Market Quote whether such Money Market Loans will be funded by such Designated Lender.

                  (ii) Each Money Market Quote shall be in substantially the form of Exhibit F hereto and shall in any case specify:

                           (1)  the proposed date of Borrowing,

                           (2) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Tranche A Bank, (x) must be $10,000,000 or a larger multiple of $500,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Tranche A Bank may be accepted,

                           (3) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

                           (4) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

                           (5) the identity of the quoting Tranche A Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

                  (iii) Any Money Market Quote shall be disregarded if it:

                           (1) is not substantially in conformity with Exhibit F hereto or does not specify all of the information required by subsection (d)(ii) above;

                           (2)  contains qualifying, conditional or
         similar language;

                           (3) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

                           (4) arrives after the time set forth in subsection
         (d)(i).

                  (e) Notice to the Borrower. The Administrative Agent shall promptly notify the Borrower (x) with respect to each Money Market Quote submitted in accordance with subsection (d), of the terms of such Money Market Quote and the identity of the Tranche A Bank submitting such Money Market Quote and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

                  (f) Acceptance and Notice by the Borrower. Not later than 12:00 noon (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of

Borrowing, in the case of a LIBOR Auction or (y) the pro posed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Tranche A Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                           (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                           (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $500,000;

                           (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

                           (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

                  (g) Allocation by Administrative Agent. If offers are made by two or more Tranche A Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administra tive Agent among such Tranche A Banks as nearly as possible (in multiples of $500,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administra-tive Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                  (h) Notification by Administrative Agent. Upon receipt of the Borrower's Notice of Money Market Borrowing in accordance with Section 2.3(f) hereof, the Administra tive Agent shall, on the date such Notice of Money Market Borrowing is received by the Administrative Agent, notify each Tranche A Bank of the principal amount of the Money Market Borrowing accepted by the Borrower and of such Tranche A Bank's share (if any) of such Money Market Borrowing and such Notice of Money Market Borrowing shall not thereafter be revocable by the Borrower. A Tranche A Bank who is notified that it has been selected to make a Money Market Loan may designate its Designated Lender (if any) to fund such Money Market Loan on its behalf, as described in Section 9.6(d). Any Designated Lender which funds a Money Market Loan shall on and after the time of such funding become the obligee under such Money Market Loan and be entitled to receive payment thereof when due. No Tranche A Bank shall be relieved of its obligation to fund a Money Market Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Money Market Loan is funded.

                  Section 2.4.  Notice to Banks; Funding of Loans.

                  (a) Upon receipt of a Notice of Committed Borrowing, the Administrative Agent shall notify each Bank on the same day as it receives the Notice of Committed Borrowing of the contents thereof and of such Bank's share of such Borrowing and such Notice of Committed Borrowing shall not thereafter be revocable by the Borrower except as may be permitted pursuant to Article VIII hereof.

                  (b) Not later than 2:00 P.M. (New York City time) on the date of each Committed Borrowing, each Bank shall make available its share of such Committed Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will make the funds so received from the Banks available to the Borrower at the Administrative Agent's aforesaid address. If the Borrower has requested the issuance of a Letter of Credit, no later than 12:00 Noon (New York City time) on the date of such issuance as indicated in the notice delivered pursuant to Section 2.2(c), the Fronting Bank shall issue such Letter of Credit in the amount so requested and deliver the same to the Borrower with a copy thereof to the Administrative Agent. Immediately upon the issuance of each Letter of Credit by the Fronting Bank, such Fronting Bank shall be deemed to have sold and transferred to each other Tranche A Bank, and each such other Tranche A Bank shall be deemed, and hereby agrees, to have irrevocably and unconditionally purchased and received from the Fronting Bank, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and the obligations of the Borrower hereunder with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Tranche A Bank's ratable share thereof (based upon the ratio its Tranche A Loan Commitment bears to the aggregate of all Tranche A Loan Commitments). Upon any change in any of the Tranche A Loan Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The Fronting Bank shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Tranche A Bank to fund its ratable share of any such draw. The Administrative Agent will instruct the Fronting Bank to make such Letter of Credit available to the Borrower and the Fronting Bank shall make such Letter of Credit available to the Borrower at the Borrower's aforesaid address or at such address in the United States as the Borrower shall request on the date of the Borrowing.

                  (c) Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at

(i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

                  Section 2.5.  Notes.

                  (a) The Loans shall be evidenced by the Notes, each of which shall be payable to the order of each Bank for the account of its Applicable Lending Office in an amount equal to each such Bank's respective Commitment(s).

                  (b) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Tranche A Loans, Tranche B Loans, Tranche C Loans and Tranche D Loans, respectively, of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

                  (c) Upon receipt of each Bank's Note, the Administrative Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement, or any error in such notation or endorsement, shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

                  (d) There shall be no more than ten (10) Euro-Dollar Borrowings outstanding at any one time pursuant to this Agreement.

                  Section 2.6. Maturity of Loans. The Loans shall mature, and the principal amount thereof shall be due and payable, on the respective Maturity Date thereof.

                  Section 2.7. Interest Rates.

                  (a) Each Base Rate Loan with respect to each Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan, as applicable, shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the sum of the Applicable Margin then in effect plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof.

                  (b) Each Euro-Dollar Loan with respect to each Tranche A Loan, Tranche B Loan, Tranche C Loan or Tranche D Loan, as applicable, shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin then in effect plus the Adjusted London Interbank Offered Rate for such day.

Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

                  "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

                  "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Federal Reserve Board (or any successor) for determining the maximum re serve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                  "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to the Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  (c) Subject to Section 8.1, each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with
Section 2.3(f) as if the related Money Market LIBOR Loan were a Committed Loan which is a Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.3. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.3. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than ninety days, at intervals of ninety days after the first day thereof.

                  (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by law, overdue interest in respect of all Loans, shall bear interest at the annual rate of the sum of the Base Rate and four percent (4%).

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

                  (f) The Reference Bank agrees to use its best efforts to furnish quotations to the Administrative Agent as contemplated by this Section. If the Reference Bank does not furnish a timely quotation, the provisions of
Section 8.1 shall apply.

                  Section 2.8. Fees.

                  (a) Facility Fee. (i) During the Term, prior to the Conversion Date and until such time as the Tranche B Loans and the Tranche C Loans shall have been repaid in full, the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Tranche A Loan Commitments, a facility fee on the daily average Tranche A Loan Commitments in any given quarter at a percentage per annum equal to 0.375%.

                           (ii)  During the Term, prior to the Conversion Date
and from and after such time as the Tranche B Loans and the Tranche C Loans shall have been repaid in full, the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Tranche A Loan Commitments, a facility fee on the daily average Tranche A Loan Commitments in any given quarter at the respective percentages per annum based upon the Borrower's Credit Rating in accordance with the following table:


Borrower's Credit Rating                             Applicable Facility Fee
                                                     (% per annum)
---------------------------------------------------- ---------------------------
BBB+/Baa1 (or better)                                0.15%
BBB/Baa2                                             0.175%
BBB-/Baa3                                            0.20%
BB+/Ba1 or below or no rating                        0.375%

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

                           (iii)  During the Term, prior to the Conversion Date,
the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Tranche B Loan Commitments, a facility fee on the daily average Tranche B Loan Commitments in any given quarter at a percentage per annum equal to 0.375%.

                           (iv)  During the Term, prior to the Conversion Date,
the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Tranche C Loan Commitments, a facility fee on the daily average Tranche C Loan Commitments in any given quarter at a percentage per annum equal to 0.375%.

                           (v)  During the Term, prior to the Conversion Date,
the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their respective Tranche D Loan Commitments, a facility fee on the daily average Tranche D Loan Commitments in any given quarter at a percentage per annum equal to 0.375%.

                           (vi)  During the Term, from and after the
Conversion Date, the Borrower shall pay to the Administra tive Agent for the account of the Banks ratably in proportion to their respective Tranche A Loan Commitments, Tranche B Loan Commitments, Tranche C Loan Commitments and Tranche D Loan Commitments, in any given quarter at the respective percentages per annum based upon the range into which the Total Debt Ratio then falls in accordance with the following table:


                  Total Debt Ratio                  Applicable Commitment Fee
                                                    (% per annum)
--------------------------------------------------  ----------------------------
less than 50%                                                  0.25%
equal to or greater than 50%                                   0.375%

The facility fee with respect to Tranche A Loans shall be payable quarterly, in arrears, on each January 1, April 1, July 1, and October 1, as well as on the applicable Maturity Date, during the Term and any extensions thereof. The facility fee with respect to Tranche B Loans, Tranche C Loans and Tranche D Loans shall be payable on the last day of each Interest Period and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof, i.e. simultaneously with the payment of interest in accordance with the provisions of Section 2.7. Any change in the Borrower's Credit Rating or Total Debt Ratio causing it to move into a different range on the applicable table shall effect a change in the applicable percentage per annum effective as of the date, in the case of a change in the Credit Rating of the Borrower, on which any of the Rating Agencies announces a change in the Borrower's Credit Rating or the date on which the Borrower has no Credit Rating, whichever is applicable, or in the case of a change in the Total Debt Ratio, on which the Borrower delivers, or was required to have delivered, the certificate pursuant to Section 5.1(c) hereof, whichever is earlier. If the Borrower shall fail to deliver such certificate in accordance with Section 5.1(c) hereof, then the Total Debt Ratio shall be deemed to be greater than 50%. In the event that the Borrower's Credit Rating is such that the Rating Agencies' ratings are split between a higher and a lower rating, the applicable percentage per annum shall be based upon the lower of such two (2) Borrower's Credit Ratings unless such Borrower's Credit Ratings are more than two levels apart, in which event, the middle level shall apply (or if there shall be no middle level as a result of the Credit Ratings being three levels apart, then the lower of the two "middle" levels).

                  (b) Letter of Credit Fee. During the Term, the Borrower shall pay to the Administrative Agent, for the account of the Tranche A Banks in proportion to their interests in respective undrawn issued Letters of Credit, a fee (a "Letter of Credit Fee") in an amount, provided that no Event of Default shall have occurred and be continuing, equal to a rate per annum equal to the Applicable Margin with respect to Tranche A Loans which are Euro-Dollar Loans on the daily average of such issued and undrawn Letters of Credit, which fee shall be payable, in arrears, on each January 1, April 1, July 1 and October 1 during the Term. From the occurrence, and during the continuance, of an Event of Default, such fee shall be increased to be equal to four percent (4%) per annum on the daily average of such issued and undrawn Letters of Credit.

                  (c) Fronting Bank Fee. The Borrower shall pay any Fronting Bank, for its own account, a fee (a "Fronting Bank Fee") equal to .15% on the daily average of such issued and undrawn Letters of Credit, which fee shall be in addition to and not in lieu of, the Letter of Credit Fee. The Fronting Bank Fee shall be payable in arrears on each January 1, April 1, July 1 and October 1 during the Term.

                  (d) Extension Fee. On or before July 15, 1999, provided that the Borrower has delivered the Notice to Extend pursuant to Section 2.9(b), the Borrower shall pay to the Administrative Agent for the account of the Banks ratably in proportion to their Tranche C Loan Commitments an extension fee (the "Extension Fee") of .125% of the Tranche C Loan Commitments outstanding as of such date.

                  (e) Fees Non-Refundable. All fees set forth in this Section
2.8 shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and shall be non-refundable. The obligation of the Borrower to pay such fees in accordance with the provisions hereof shall be binding upon the Borrower and shall inure to the benefit of the Administrative Agent and the Banks regardless of whether any Loans are actually made.

                  Section 2.9. Mandatory Termination. (a) The term (the "Term") of the Commitments shall terminate and expire, all Loans under the respective Tranches shall be repaid, and the Borrower shall return or cause to be re turned all Letters of Credit to the Fronting Bank, as follows (in each case, the "Maturity Date"):

         Loan                                        Maturity Date
         ----                                        -------------
         Tranche A Loans/
              Letters of Credit                      July 17, 2001
         Tranche B Loan                              July 17, 1999
         Tranche C Loan                              July 17, 1999, as the
                                                       same may be extended
                                                         as hereinafter provided
         Tranche D Loan                              July 17, 2001

                  (b) The Borrower shall have one option (the "Extension Option") to extend the Maturity Date with respect to the Tranche C Loan for a period of six (6) months. Subject to the conditions set forth below, the Borrower may exercise the Extension Option by delivering a written notice to the Administrative Agent not more than four months or less than one month prior to the Maturity Date of the Tranche C Loan (a "Notice to Extend"), stating that the

Borrower has elected to extend the Maturity Date for six (6) months. The Borrower's delivery of the Notice to Extend shall be irrevocable. In no event shall the Maturity Date with respect to the Tranche C Loan occur later than eighteen (18) months after the Closing Date. The Borrower's right to exercise the Extension Option shall be subject to the following terms and conditions: (i) no Event of Default shall have occurred and be continuing either on the date the Borrower delivers the Notice to Extend to the Administrative Agent or on the date that the Tranche C Loan would otherwise have been payable, (ii) the Borrower shall have paid the Extension Fee, together with such amounts as are required pursuant to Section 2.10(c) on or before the date that the Tranche C Loan would otherwise have been payable, and (iii) the Borrower shall be in compliance with the provisions of Section 5.8 hereof.

                  Section 2.10.  Mandatory Prepayment.

                  (a) In the event that the Unsecured Debt Ratio is not maintained in accordance with Section 5.8(e) as of the last day of a calendar quarter, the Borrower shall prepay to the Administrative Agent, for the account of the Banks, the Tranche A Loans, the Tranche B Loans, the Tranche C Loans or the Tranche D Loans, in that order, in an amount sufficient to cause the Unsecured Debt Ratio to be in compliance with the provisions of Section 5.8(e) simultaneously with delivery of the certificate required to be delivered pursuant to Section 5.1(c) (or if the Borrower shall fail to deliver any such certificate, then on the date on which such certificate should have been delivered). Failure by the Borrower to so prepay the Tranche A Loans, the Tranche B Loans, the Tranche C Loans or the Tranche D Loans, in such order of priority, so as to comply with the provisions of Section 5.8(e) shall be an Event of Default.

                  (b) With respect to Tranche A Loans, to the extent that Net Offering Proceeds or Net Cash Proceeds are not required pursuant to Section 2.10(d) or (e) hereof to repay Tranche B Loans or Tranche C Loans, then the balance of any such Net Offering Proceeds and Net Cash Proceeds, net of any amounts which the Borrower anticipates reinvesting in Real Property Assets or other assets within ten (10) days after receipt thereof (provided, however, that if the Borrower shall not in fact so reinvest such funds within such ten (10) day period, the Borrower shall immediately apply the same in prepayment of the Tranche A Loans), shall be applied by the Borrower, simultaneously with receipt thereof, to prepay the Tranche A Loans. Notwithstanding the foregoing, however, in the event that the balance of the Net Offering Proceeds and the Net Cash Proceeds shall be less than $2,500,000 in any one case or $10,000,000 in the aggregate, then, provided that no Event of Default shall have occurred and be outstanding, the Borrower may retain the same.

                  (c) With respect to the Tranche B Loan, on or before April 15, 1999, the Borrower shall prepay the Tranche B Loans in an amount not less than $250,000,000 in the aggregate, inclusive of all amounts paid pursuant to Section 2.10(a), (d) and Section 2.11. On or before July 15, 1999, the Borrower shall prepay the balance of the Tranche B Loans.

                  (d) With respect to Tranche B Loans, the Borrower shall apply fifty percent (50%) of all Net Offering Proceeds simultaneously with receipt thereof to prepay the Tranche B Loans.

                  (e) At such time as the Tranche B Loans shall have been repaid in full, the Borrower shall apply fifty percent (50%) of all Net Offering Proceeds simultaneously with receipt thereof to prepay the Tranche C Loans.

                  (f) At such time as the Tranche C Loans shall have been repaid in full, then the balance of any such Net Offering Proceeds and Net Cash Proceeds, net of any amounts which the Borrower anticipates reinvesting in Real Property Assets or other assets within ten (10) days after receipt thereof (provided, however, that if the Borrower shall not in fact so reinvest such funds within such ten (10) day period, the Borrower shall immediately apply the same in prepayment of the Tranche A Loans), shall be applied by the Borrower, simultaneously with receipt thereof, to prepay the Tranche A Loans. Notwithstanding the foregoing, how ever, in the event that the balance of the Net Offering Proceeds and the Net Cash Proceeds shall be less than $2,500,000 in any one case or $10,000,000 in the aggregate, then, provided that no Event of Default shall have occurred and be outstanding, the Borrower may retain the same.

                  (g) Amounts prepaid pursuant to this Section 2.10 with respect to Tranche A Loans may be reborrowed. Amounts prepaid pursuant to this Section
2.10 with respect
to Tranche B Loans, Tranche C Loans and/or Tranche D Loans may not be reborrowed.

                  Section 2.11.  Optional Prepayments.

                  (a) The Borrower may, upon at least one Domestic Business Day's notice (which notice shall specify whether the Loans so being prepaid constitute a part of a Tranche A Loan, a Tranche B Loan, a Tranche C Loan or a Tranche D Loan) to the Administrative Agent, prepay to the Administrative
Agent, for the account of the Banks, any Base Rate Borrowing in whole at any time, or from time to time in part in amounts aggregating Ten Million Dollars ($10,000,000), or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof or, if less, the outstanding principal balance, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

                  (b) Except as provided in Section 8.2, the Borrower may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the maturity thereof unless the Borrower shall also pay any applicable expenses pursuant to Section 2.13. Any such prepayment shall be upon at least three (3) Euro-Dollar Business Days' notice to the Administrative Agent. Any notice of prepayment delivered pursuant to this Section 2.11(b) shall set forth the amount of such prepayment which is applicable to any Loan made for working capital purposes, as well as whether the Loans so being prepaid constitute a part of a Tranche A Loan, a Tranche B Loan, a Tranche C Loan or a Tranche D Loan. Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Banks included.

                  (c) The Borrower may not prepay any Money Market Loan without the consent of the respective Tranche A Bank that made such Money Market Loan.

                  (d) The Borrower may not prepay all or any portion of the Tranche C Loan prior to repayment in full of the Tranche B Loan. The Borrower may not prepay all or any part of the Tranche D Loan prior to repayment in full of the Tranche A Loan, the Tranche B Loan and the Tranche C Loan.

                  (e) The Borrower may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent (by 11:00 a.m. New York time on such Domestic Business Day), reimburse the Administrative Agent for the benefit of the Fronting Bank for the amount of any drawing under a Letter of Credit in whole or in part in any amount.

                  (f) The Borrower may at any time return any undrawn Letter of Credit to the Fronting Bank in whole, but not in part, and the Fronting Bank shall give the Administrative Agent and each of the Banks notice of such return.

                  (g) The Borrower may at any time and from time to time cancel all or any part of the Tranche A Loan Commitments in amounts aggregating Ten Million Dollars ($10,000,000), or an integral multiple of Five Hundred Thousand Dollars ($500,000) in excess thereof, by the delivery to the Administrative Agent and the Banks of a notice of cancellation upon at least three (3) Domestic Business Days' notice to Administrative Agent and the Banks, whereupon, all or such portion of the Tranche A Loan Commitments shall terminate as to the Banks, pro rata on the date set forth in such notice of cancellation, and, if there are any Loans then outstanding in an aggregate amount which exceeds the aggregate Commitments (after giving effect to any such reduction), the Borrower shall prepay to the Administrative Agent, for the account of the Banks, all or such portion of Tranche A Loans outstanding on such date in accordance with the requirements of Sections 2.11(a) and (b). In no event shall the Borrower be permitted to cancel Tranche A Loan Commitments for which a Letter of Credit has been issued and is outstanding unless the Borrower returns (or causes to be returned) such Letter of Credit to the Fronting Bank. The Borrower shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid.

                  (h) Upon receipt of a notice of prepayment or cancellation or a return of a Letter of Credit pursuant to this Section, the Administrative Agent shall promptly, and in any event within one (1) Domestic Business Day, notify each Bank of the contents thereof and of such Bank's rat able share (if any) of such prepayment or cancellation and such notice shall not thereafter be revocable by the Borrower.

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

                  (i) Any amounts so prepaid pursuant to this Section 2.11 with respect to Tranche A Loans may be reborrowed subject to the other terms of this Agreement. Any amounts so prepaid pursuant to this Section 2.11 with respect to Tranche B Loans, the Tranche C Loans or the Tranche D Loans may not be reborrowed subject to the other terms of this Agreement. In the event that the Borrower elects to cancel all or any portion of the Tranche A Loan Commitments pursuant to Section 2.11(g) hereof, such amounts may not be reborrowed.

                  Section 2.12. General Provisions as to Payments.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees here under, without deduction, setoff or counterclaim, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address referred to in Section 9.1. Payments received by the Administrative Agent after such time shall be deemed to have been received on the next Domestic Business Day. The Administrative Agent will distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks on the same day as received by the Administrative Agent if received by the Administrative Agent by 1:00 p.m. (New York City time), or, if received by the Administrative Agent after 1:00 p.m. (New York City time), on the immediately following Domestic Business Day. If the Administrative Agent shall fail to distribute to a Bank its ratable share of a payment on the same day it is received or the immediately following Domestic Business Day, as applicable in accordance with the immediately preceding sentence, the Administrative Agent shall pay to such Bank the interest accrued on such payment at the Federal Funds Rate, commencing on the day the Administra tive Agent should have made the payment to such Bank and ending on the day prior to the date payment is actually made. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding

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

Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

                  (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administra tive Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  Section 2.13. Funding Losses. If the Borrower makes any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI or VIII or other wise, and specifically including any payments made pursuant to Sections 2.10 or 2.11) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow any Euro-Dollar Loans or convert any Base Rate Loan into a Euro-Dollar Loan, after notice has been given to any Bank in accordance with Section 2.4(a), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing Participant in the related Loan; provided that no Participant shall be entitled to receive more than the Bank with respect to which such Participant is a Participant would be entitled to receive under this Section 2.13), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense and the calculation thereof, which certificate shall be conclusive in the absence of manifest error.

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

                  Section 2.14. Computation of Interest and Fees. Interest based on the Base Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

                  Section 2.15. Method of Electing Interest Rates.

                  (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

                           (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day;

                           (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then cur rent Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective (unless the relevant Loans are to be continued as Base Rate Loans, in which case such notice shall be delivered to the Administrative Agent no later than 12:00 Noon (New York City time) at least one (1) Domestic Business Day before such continuation is to be effective). A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group of Loans, (ii) the portion to which

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such notice applies, and the remaining portion to which it does not apply, are each $10,000,000 or any larger multiple of $500,000, (iii) there shall be no more than ten (10) Borrowings comprised of Euro-Dollar Loans outstanding at any time under this Agreement, (iv) no Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and
(v) no Interest Period shall extend beyond the Maturity Date.

                  (b) Each Notice of Interest Rate Election shall specify:

                           (i)  the Group of Loans (or portion
         thereof) to which such notice applies;

                           (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                           (iii) if the Loans comprising such Group of Loans are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                           (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

                  (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall notify each Bank on the same day as it receives such Notice of Interest Rate Election of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Loans that are Euro-Dollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

                  Section 2.16. Letters of Credit. (a) Subject to the terms contained in this Agreement and the other Loan

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Documents, upon the receipt of a notice in accordance with Section 2.2(c)
requesting the issuance of a Letter of Credit, the Fronting Bank shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to the Borrower in an amount or amounts equal to the amount or amounts requested by the Borrower.

                  (b) Each Letter of Credit shall be issued in the minimum amount of Two Hundred Fifty Thousand Dollars ($250,000).

                  (c) The Letter of Credit Usage shall be no more than Two Hundred Million Dollars ($200,000,000) at any one time.

                  (d) No Letter of Credit shall be issued, if, after giving effect to the issuance thereof, the sum of the Tranche A Loans, the Letter of Credit Usage and the Money Market Loans then outstanding would exceed the aggregate Tranche A Loan Commitments then in effect.

                  (e) There shall be no more than forty (40) Letters of Credit outstanding at any one time.

                  (f) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, the Fronting Bank shall endeavor to notify the Borrower and the Administrative Agent (and the Administrative Agent shall endeavor to notify each Bank thereof) on or before the date on which the Fronting Bank intends to honor such drawing, and, except as provided in this subsection (f), the Borrower shall reimburse the Fronting Bank, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless the Borrower shall have notified the Administrative Agent, and the Fronting Bank prior to 11:00 a.m. (New York time) on the Domestic Business Day immediately prior to the date of such drawing that the Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, the Borrower shall be deemed to have timely given a Notice of Committed Borrowing pursuant to Section
2.2 to the Administrative Agent, requesting a Borrowing of Tranche A Loans as Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. If the Borrower shall so notify

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

the Administrative Agent and the Fronting Bank that the Borrower intends to reimburse the Fronting Bank for the amount of such drawing with funds other than the proceeds of the Loans, and the Borrower shall fail to so reimburse the Fronting Bank, then the Borrower shall be deemed to have timely given a Notice of Committed Borrowing pursuant to Section 2.2 to the Administrative Agent, requesting a Borrowing of Tranche A Loans as Base Rate Loans on the date immediately succeeding the date on which the Borrower should have reimbursed the Fronting Bank. Each Tranche A Bank (other than the Fronting Bank) shall, in accordance with Section 2.4(b), make available its share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Fronting Bank for the amount of such draw. In the event that any such Tranche A Bank fails to make available to the Fronting Bank the amount of such Bank's participation on the date of a drawing, the Fronting Bank shall be entitled to recover such amount on demand from such Tranche A Bank together with interest at the Federal Funds Rate commencing on the date such drawing is honored.

                  (g) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Bank (including the Fronting Bank) or (ii) impose on any Bank any other condition regarding this Agreement or such Bank (including the Fronting Bank) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase, by an amount reasonably deemed by the Fronting Bank or such Bank to be material, the cost to the Fronting Bank or any Bank of issuing or maintaining any Letter of Credit or participating therein then the Borrower shall pay to the Fronting Bank or such Bank, within 15 days after written demand by such Bank (with a copy to the Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, such additional amounts as shall be required to compensate the Fronting Bank or such Bank for such increased costs or reduction in amounts received or receivable hereunder. The certificate required

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

to be delivered pursuant to this Section 2.16(g) shall, absent manifest error, be final and conclusive and binding on the Borrower.

                  (h) The Borrower hereby agrees to protect, indemnify, pay and save the Fronting Bank harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and disbursements) which the Fronting Bank may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or wilful misconduct of the Fronting Bank or
(ii) the failure of the Fronting Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (collectively, "Governmental Acts"), other than as a result of the gross negligence or wilful misconduct of the Fronting Bank. As between the Borrower and the Fronting Bank, the Borrower assumes all risks of the acts and omissions of, or misuses of, the Letters of Credit issued by the Fronting Bank, by the beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Fronting Bank shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii)

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

for any consequence arising from causes beyond the control of the Fronting Bank, including any Government Acts, in each case other than as a result of the gross negligence or willful misconduct of the Fronting Bank. None of the above shall affect, impair or prevent the vesting of the Fronting Bank's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Fronting Bank under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put the Fronting Bank under any resulting liability to the Borrower.

                  (i) If the Fronting Bank or the Administrative Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to the Borrower any reimbursement by the Borrower of any drawing under any Letter of Credit, each Bank shall pay to the Fronting Bank or the Administrative Agent, as the case may be, its share of such payment, but without interest thereon unless the Fronting Bank or the Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that the Fronting Bank or the Administrative Agent is required to pay.

                  Section 2.17. Letter of Credit Usage Absolute. The obligations of the Borrower under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement (as the same may be amended from time to time) and any Letter of Credit Documents (as hereinafter defined) under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of the Letters of Credit or any other amendment or waiver of or any consent by the Borrower to departure from all or any of the Letter of Credit Documents or any Loan Document; provided, that the Fronting Bank shall not consent to any such change or amendment unless previously consented to in writing by the Borrower;

                  (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrower in respect of the Letters of Credit;

                  (d) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Fronting Bank or any Bank (other than a defense based on the gross negligence or wilful misconduct of the Administrative Agent, the Fronting Bank or such Bank) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letters of Credit Documents or any unrelated transaction;

                  (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided, that payment by the Fronting Bank under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or wilful misconduct of the Fronting Bank;

                  (f) payment by the Fronting Bank against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit; provided, that such payment shall not have constituted gross negligence or wilful misconduct of the Fronting Bank; and

                  (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower; provided, that such other circumstance or happening shall not have been the result of gross negligence or wilful misconduct of the Fronting Bank.

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

                                   ARTICLE III

                                   CONDITIONS

                  Section 3.1. Closing. The closing hereunder shall occur on the date (the "Closing Date") when each of the following conditions is satisfied (or waived by the Administrative Agent, such waiver to be evidenced by the continuation or funding after the date hereof of Loans and notice of such waiver to be given to the Banks by the Administrative Agent), each document to be dated the Closing Date unless otherwise indicated:

                  (a) the Borrower shall have executed and delivered to the Administrative Agent a Tranche A Note, a Tranche B Note, a Tranche C Note and a Tranche D Note for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.5;

                  (b) the Borrower shall have executed and delivered to the Administrative Agent a duly executed original of this Agreement;

                  (c) MOC shall have executed and delivered to the Administrative Agent a duly executed original of the Guaranty;

                  (d) the Administrative Agent shall have received an opinion of Nutter, McClennen & Fish, LLP and Cravath, Swaine & Moore, counsel for the Borrower and MOC, accept able to the Administrative Agent, the Banks and their counsel;

                  (e) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrower, MOC, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent. Such documentation shall include, without limitation, the certificate of incorporation and by-laws of the Borrower and MOC, as amended, modified or supplemented to the Closing Date, each certi-

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

fied to be true, correct and complete by an officer of the Borrower or MOC as of a date not more than forty-five (45) days prior to the Closing Date, together with a good standing certificate from the Secretary of State (or the equivalent thereof) of the State of Delaware with respect to the Borrower and of the State of Delaware with respect to MOC, and a good standing certificate from the Secretary of State (or the equivalent thereof) of each other State in which the Borrower and MOC is required to be qualified to trans act business unless the failure to qualify would not have a Material Adverse Effect, each to be dated not more than forty-five (45) days prior to the Closing Date;

                  (f) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this
Section 3.1 and Section 3.2, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

                  (g) the Borrower and MOC shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrower and MOC;

                  (h) the Administrative Agent and each Bank shall have received an unaudited combined consolidated balance sheet and income statement of the Borrower for the fiscal quarter ended March 31, 1998;

                  (i) the Administrative Agent shall be satisfied that neither the Borrower nor MOC is subject to any present or contingent environmental liability which could reason ably be expected to have a Material Adverse Effect;

                  (j) the Administrative Agent shall have received wire transfer instructions in connection with the Loans to be made on the Closing Date;

                  (k) the Administrative Agent shall have received, for its and any other Bank's account, all fees due and payable pursuant to Section 2.8 hereof on or before the Closing Date, and the reasonable fees and expenses accrued through the Closing Date of Skadden, Arps, Slate, Meagher & Flom LLP, and the Fronting Banks under the Existing Letters of Credit shall have received all fees thereunder accrued through the Closing Date;

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

                  (l) the Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower, and the validity and enforceability against the Borrower, of the Loan Documents, or in connection with any of the transactions contemplated thereby to occur on or prior to the Closing Date, and such consents, licenses and approvals shall be in full force and effect;

                  (m) the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date both before and after giving effect to the making of any Loans;

                  (n) receipt by the Administrative Agent and the Banks of a certificate of an officer of the Borrower certifying that the Borrower is in compliance with all covenants of the Borrower contained in this Agreement, including, without limitation, the requirements of Section 5.8, as of the Closing Date;

                  (o) the Borrower shall intend to continue to qualify as a real estate investment trust under the Internal Revenue Code;

                  (p) the Existing Credit Agreements shall have been terminated and all amounts outstanding thereunder repaid in full; and

                  (q) the Borrower shall have completed its acquisition of La Quinta Inns, Inc. and shall not have waived any material condition to the closing thereof.

The Administrative Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

                  Section 3.2. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing or to participate in any Letter of Credit issued by the Fronting Bank and the obligation of the Fronting Bank to issue a Letter of Credit on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

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

                  (a) the Closing Date shall have occurred on or prior to July 31, 1998;

                  (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3;

                  (c) immediately after such Borrowing, the Out standing Balance will not exceed the aggregate amount of the Commitments and with respect to each Bank, such Bank's pro rata portion of the Committed Loans and Letter of Credit Usage will not exceed such Bank's Commitment;

                  (d) immediately before and after such Borrowing, no monetary Default or any Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans;

                  (e) the representations and warranties of the Borrower contained in this Agreement (other than representations and warranties which speak as of a specific date) shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans;

                  (f) no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which does or, with respect to any threatened litigation, seeks to enjoin, prohibit or restrain, the making or repayment of the Loans, the issuance of any Letter of Credit or any participations therein or the consummation of the transactions contemplated hereby; and

                  (g) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Banks holding Tranche A Loans, as the case may be, has had or is likely to have a Material Adverse Effect.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(c) through (g) of this Section (except that with respect to clause (f), such representation and warranty shall be deemed to be limited to laws, regulations, orders, judgments, decrees

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

and litigation affecting the Borrower and not solely the Banks).

                  Section 3.3. Security Conversion. (a) If as of the last day of any fiscal quarter from and after April 30, 1999, the Total Debt Ratio shall be greater than 57.5% (any such date being the "Conversion Date"), the Borrower shall promptly deliver (the "Security Conversion") to the Administrative Agent, mortgages and/or deeds of trust (collectively, the "Mortgages"), together with assignments of leases and rents; UCC-1 financing statements; pledges of stock, partnership, membership or other equity interests in Subsidiaries and Minority Holdings (with respect to whose assets the Borrower is unable to deliver Mortgages); pledges of Healthcare Mortgages and other mortgage loans and loans, and any other documents that the Administrative Agent may reasonably require, and take such steps as the Administrative Agent may reasonably require in order to perfect its security interest in the applicable asset, in recordable form where applicable and all in form and substance reasonably acceptable to the Administrative Agent (collectively, the "Security Documents"), executed by the Borrower or the applicable Consolidated Subsidiary. The Mortgages shall create, and upon recording shall perfect, a first priority Lien on each of the Unencumbered Asset Pool Properties, as well as a second priority Lien on each other Real Property Asset of the Borrower and its Consolidated Subsidiaries, to the extent permitted by any existing first mortgage Liens thereon, it being recognized that any such Security Documents shall secure, on a pari passu equal and ratable basis, all Unsecured Debt of the Borrower. The Mortgages shall secure the Notes, except that in those states where a tax is imposed on the recording of a mortgage, the Mortgages shall be limited to an amount equal to 100% of the fair market value of the applicable Real Property Asset. Failure by the Borrower to promptly deliver all Security Documents together with all other items required pursuant to this Section 3.3 or to pay any amounts required to be paid in connection therewith shall be an Event of Default.

                  (b) In the event the Security Conversion occurs and the Borrower delivers the Security Documents, the Administrative Agent shall cause all of the Security Documents to be recorded and/or filed in the appropriate offices, as security for the Loans, at the Borrower's sole cost and expense. The Borrower also shall cause to be

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delivered to the Administrative Agent, at the Borrower's sole cost and expense, title reports (but not title policies) with respect to each Real Property
Asset. The Borrower will cause the applicable Consolidated Subsidiaries to execute such further instruments and documents and perform such further acts as the Administrative Agent shall reasonably request to carry out the creation and perfection of the liens and security interests contemplated by the Security Documents. In the event that the Borrower does not pay in full any recording or other fees or taxes in connection with the Security Conversion, the Administrative Agent may proceed to pay the same on behalf of the Borrower, and the Borrower's failure to reimburse the same within five (5) Domestic Business Days after demand, together with interest thereon at the rate specified in
Section 2.7(d), shall constitute an Event of Default.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  In order to induce the Administrative Agent and each of the other Banks which may become a party to this Agreement to make the Loans, the Borrower makes the following representations and warranties as of the date hereof. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

                  Section 4.1. Existence and Power. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

                  Section 4.2. Power and Authority. The Borrower has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary action to authorize the execution and delivery on behalf of the Borrower and the performance by the Borrower

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of such Loan Documents. The Borrower has duly executed and delivered each Loan
Document to which it is a party, and each such Loan Document constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

                  Section 4.3. No Violation. Neither the execution, delivery or performance by or on behalf of the Borrower of the Loan Documents, nor compliance by the Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to the Borrower or (ii) will conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower pursuant to the terms of any material indenture, mortgage, deed of trust, or other agreement or other instrument to which the Borrower (or of any partnership of which the Borrower is a partner) is a party or by which it or any of its property or assets is bound or to which it is subject or (iii) will cause a default by the Borrower under any organizational document of any Subsidiary, or cause a default under MOC's certificate of incorporation or by-laws, and which, in any case set forth in clauses (i), (ii) or (iii), could result in a Material Adverse Effect.

                  Section 4.4.  Financial Information.

                  (a) The unaudited combined consolidated balance sheets of the Borrower and MOC as of March 31, 1998, delivered to the Administrative Agent fairly presents, in conformity with GAAP, the combined consolidated financial position of the Borrower and MOC as of such date and their combined consolidated results of operations for such fiscal period.

                  (b) Since March 31, 1998, (i) there has been no material adverse change in the business, financial position or results of operations of the Borrower or MOC and (ii)

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except as previously disclosed to the Administrative Agent, neither the Borrower nor MOC has incurred any material indebtedness or guaranty.

                  Section 4.5. Litigation.

                  (a) There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, (i) the Borrower, MOC or any of their Subsidiaries, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, in any case before any court or arbitrator or any governmental body, agency or official, which in any case set forth in clauses (i) or (ii) could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

                  (b) There are no final nonappealable judgments or decrees in an aggregate amount of Ten Million Dollars ($10,000,000) or more entered by a court or courts of competent jurisdiction against the Borrower or MOC (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing).

                  Section 4.6. Compliance with ERISA.

                  (a) Except as previously disclosed to the Administrative
Agent and the Banks in writing, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan maintained and/or contributed to by such member, and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has at any time during the three-year period prior to the date of this Agreement (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan if and as required by the terms of such Plan or in respect of any Benefit Arrangement if and as required by the terms of such Benefit Arrangement, (iii) adopted any amendment to any Plan or Benefit Arrangement, which has resulted or is likely to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or
(iv)

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

incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  (b) Except for each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) that is maintained, or contributed to, by one or more members of the ERISA Group, no member of the ERISA Group is a "party in interest" (as such term is defined in Section 3(14) of ERISA or a "disqualified person" (as such term is defined in Section 4975(e)(2) of the Internal Revenue
Code) with respect to any funded employee benefit plan and none of the assets of any such plans have been invested in a manner that would cause the transactions contemplated by the Loan Documents to constitute a "prohibited transaction" (as such term is defined in Section 4975(a)(2) of the Internal Revenue Code or
Section 406 of ERISA) unless such transaction is subject to an exemption established by or in accordance with Section 4975 of the Internal Revenue Code and/or Section 408 of ERISA and/or regulations promulgated there under.

                  Section 4.7. Environmental Compliance. To the best of the Borrower's knowledge, except as set forth in the Phase I environmental report(s) made available to the Administrative Agent with respect to each of the Unencumbered Asset Pool Properties (as supplemented or amended, the "Environmental Reports"), (i) there are in effect all Environmental Approvals which are required to be obtained under all Environmental Laws with respect to the Real Property Assets, except for such Environmental Approvals the absence of which would not have a Material Adverse Effect, (ii) the Borrower is in compliance in all material respects with the terms and conditions of all such Environmental Approvals, and is also in compliance in all material respects with all other Environmental Laws or any plan, order, decree, judgment, injunction, notice or demand letter issued, entered or approved thereunder, except to the extent failure to comply would not have a Material Adverse Effect.

                  Except as set forth in the Environmental Reports or otherwise disclosed to the Administrative Agent and the Banks in writing as of the Closing Date, to the Borrower's actual knowledge:

                           (i) There are no Environmental Claims or investigations pending or threatened by any Governmen-

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

         tal Authority with respect to any alleged failure by the Borrower to have any Environmental Approval required in connection with the conduct of the business of the Borrower on any of the Unencumbered Asset Pool Properties, or with respect to any generation, treatment, storage, recycling, transportation, Release or disposal of any Material of Environmental Concern generated by the Borrower or any lessee on any of the Unencumbered Asset Pool Properties that may reasonably be expected to have a Material Adverse Effect;

                           (ii) No Material of Environmental Concern has been Released at the Unencumbered Asset Pool Property to an extent that it may reasonably be expected to have a Material Adverse Effect;

                           (iii) No PCB (in amounts or concentrations which exceed those set by applicable Environmental Laws) is present at any of the Unencumbered Asset Pool Properties;

                           (iv) No friable asbestos is present at any of the Unencumbered Asset Pool Properties which may reasonably be expected to have a Material Adverse Effect;

                           (v) There are no underground storage tanks for Material of Environmental Concern, active or abandoned, at any of the Unencumbered Asset Pool Proper ties which may reasonably be expected to have a Material Adverse Effect;

                           (vi) No Environmental Claims have been filed with a Governmental Authority with respect to any of the Unencumbered Asset Pool Properties, and none of the Unencumbered Asset Pool Properties is listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up which may reasonably be expected to have a Material Adverse Effect;

                           (vii) There are no Liens arising under or pursuant to any Environmental Laws on any of the Unencumbered Asset Pool Properties, and no government

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


         actions have been taken or are in process which could subject any of the Unencumbered Asset Pool Properties to such Liens; and

                           (viii) There have been no environmental
         investigations, studies, audits, tests, reviews or other analyses conducted by, or which are in the possession of, the Borrower in relation to any of the Unencumbered Asset Pool Properties which have not been made available to the Administrative Agent.

                  Section 4.8. Taxes. The initial tax year of the Borrower for federal income tax purposes was 1980. The federal income tax returns of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 1996 have been filed. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary except those being contested in good faith. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

                  Section 4.9. Full Disclosure. All information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts known to the Borrower which materially and adversely affect or are likely to materially and adversely affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower considered as one enterprise or the ability of the Borrower to perform its obligations under this Agreement or the other Loan Documents.

                  Section 4.10. Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, the Borrower is Solvent.

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

                  Section 4.11. Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrower only in accordance with the provisions hereof. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

                  Section 4.12. Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect.

                  Section 4.13. Investment Company Act; Public Utility Holding Company Act. The Borrower is not (x) an "investment company" or a company "controlled" by an "in vestment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

                  Section 4.14. Closing Date Transactions. On the Closing Date and immediately prior to or concurrently with the making of the Loans, the transactions (other than the making of the Loans) intended to be consummated on the Closing Date will have been consummated in accordance with all applicable laws. On or prior to the Closing Date, all consents and approvals of, and filings and registrations with, and all other actions by, any Person required in order to make or consummate such transactions have been

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

obtained, given, filed or taken and are in full force and effect.

                  Section 4.15. Representations and Warranties in Loan Documents. All representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects.

                  Section 4.16. Patents, Trademarks, etc. The Borrower has obtained and holds in full force and effect all patents, trademarks, service marks, trade names, copy rights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect. To the Borrower's knowledge, no material product, process, method, substance, part or other material presently sold by or employed by the Borrower in connection with such business infringes any patent, trademark, service mark, trade name, copyright, license or other such right owned by any other Person. There is not pending or, to the Borrower's knowledge, threatened any claim or litigation against or affecting the Borrower contesting its right to sell or use any such product, process, method, substance, part or other material.

                  Section 4.17. No Default. No Default or Event of Default exists under or with respect to any Loan Document. The Borrower is not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely (to the extent that the Borrower can now reasonably foresee) to result in a Material Adverse Effect.

                  Section 4.18. Licenses, etc. The Borrower has obtained and holds in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely (to the extent that the Borrower can now reasonably foresee) to have a Material Adverse Effect.

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

                  Section 4.19. Compliance With Law. The Borrower is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely (to the extent that the Borrower can now reasonably foresee) to have a Material Adverse Effect.

                  Section 4.20. No Burdensome Restrictions. The Borrower is not a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely (to the extent that the Borrower can now reasonably foresee) to have a Material Adverse Effect.

                  Section 4.21. Brokers' Fees. The Borrower has not dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents or other wise in connection with this Agreement, and the Borrower has not done any acts, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrower of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the fees payable hereunder.

                  Section 4.22. Labor Matters. Except as set forth on Schedule
4.22 attached hereto and made a part hereof, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower and the Borrower has not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years.

                  Section 4.23. Organizational Documents. The documents delivered pursuant to Section 3.1(e) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrower. The Borrower represents that it has delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in this Section 4.23.

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

                  Section 4.24. Principal Offices. The principal office, chief executive office and principal place of business of the Borrower is 197 First Avenue, Needham, Massachusetts 02494.

                  Section 4.25. REIT Status. For the fiscal year ended December 31, 1997, the Borrower qualified, for the current fiscal year, the Borrower is in a position to qualify as, and the Borrower intends to continue to qualify as, a real estate investment trust under the Internal
Revenue Code.

                  Section 4.26. Ownership of Property. The Borrower owns, directly or indirectly, the Healthcare Mortgages and fee simple title to, or a ground leasehold interest in, each of the other Unencumbered Asset Pool Proper ties.

                  Section 4.27. Year 2000 Compliance. The Borrower will conduct a comprehensive review and assessment of the Borrower's and its Subsidiaries' computer applications and will commence inquiry of the Borrower's key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date sensitive functions after December 31, 1999). The Borrower does not believe the year 2000 problem will result in an inability on the Borrower's part to repay the Loans or a Material Adverse Effect.

                  Section 4.28. Insurance. The Borrower currently maintains or requires its operators/lessees to maintain insurance at 100% replacement cost insurance coverage in respect of each of the Real Property Assets, as well as comprehensive general liability insurance (including "builders' risk") against claims for personal, and bodily injury and/or death, to one or more persons, or property damage, as well as workers' compensation insurance, in each case with respect to the Real Property Assets in amounts that prudent owner of assets such as the Real Property Assets would maintain.


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                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS


                  The Borrower covenants and agrees that, so long as any Bank has any Commitment hereunder or any Obligations remain unpaid:

                  Section 5.1. Information. The Borrower will deliver, and will cause MOC to deliver, to the Administrative Agent and to each of the Banks:

                  (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower or MOC, an audited combined consolidated balance sheet of the Borrower or MOC, as the case may be, as of the end of such fiscal year and the related combined consolidated statements of cash flow and operations for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, audited by PricewaterhouseCoopers, LLP or other independent public accountants of similar standing;

                  (b) as soon as available and in any event within sixty (60) days after the end of each quarter of each fiscal year (other than the last quarter in any fiscal year) of the Borrower or MOC, a statement of the Borrower or MOC, as the case may be, prepared in accordance with GAAP, setting forth the operating income and operating expenses of the Borrower or MOC, in sufficient detail so as to calculate Unencumbered Asset Pool Net Operating Cash Flow of the Borrower and MOC for the immediately preceding quarter;

                  (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of an officer of the Borrower (and MOC in the case of clause (iii)), (i) setting forth in reason able detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.8 on the date of such financial statements;( ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; and (iii) certifying (x) that such financial statements fairly present the financial condition and the results of operations of the Borrower or MOC as of the dates and for the periods

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

indicated, in accordance with GAAP, subject, in the case of interim financial statements, to normal year-end adjustments, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of the Borrower during the period beginning on the date through which the last such review was made pursuant to this Section 5.1(c) and ending on a date not more than ten (10) Domestic Business Days prior to the date of such delivery and that on the basis of such review of the Loan Documents and the business and condition of the Borrower, to the best knowledge of such officer, no Default or Event of Default under any other provision of Section 6.1 occurred or, if any such Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof;

                  (d) Intentionally Omitted.

                  (e) (i) within five (5) days after the president, chief financial officer, treasurer, controller or other executive officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of an officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto; (ii) promptly and in any event within ten (10) days after the Borrower obtains knowledge thereof, notice of (x) any litigation or governmental proceeding pending or threatened against the Borrower which is likely to individually or in the aggregate, result in a Material Adverse Effect, and (y) any other event, act or condition which is likely to result in a Material Adverse Effect;

                  (f) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which is likely to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan maintained or contributed to by such member has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC;
(ii) receives notice under

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

Section 4219(b)(1) of complete or partial withdrawal liability under Title IV of ERISA or notice under Sections 4041A, 4242 or 4245 that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives written notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies to the Internal Revenue Service for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives written notice to the PBGC of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed in concert with such notice with the PBGC; (vi) gives written notice to the PBGC of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or adopts any written amendment to any Plan or Benefit Arrangement which has resulted or is likely to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

                  (g) promptly and in any event within ten (10) Domestic Business Days after the Borrower obtains actual knowledge of any of the following events, a certificate of the Borrower executed by an officer of the Borrower specifying the nature of such event and the Borrower's, and if the Borrower has actual knowledge thereof, the Environmental Affiliate's, proposed initial response thereto: (i) the receipt by the Borrower, or, if the Borrower has actual knowledge thereof, any of the Environmental Affiliates, of any communication (written or oral), whether from a Govern mental Authority, citizens group, employee or otherwise, that alleges that the Borrower, or any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) the Borrower shall obtain actual knowledge that there exists any Environmental Claim

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

which is likely to have a Material Adverse Effect pending or threatened against the Borrower or any Environmental Affiliate or (iii) the Borrower obtains actual knowledge of any Release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against the Borrower or any Environmental Affiliate that could have a Material Adverse Effect;

                  (h) promptly and in any event within five (5) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to the Borrower or MOC relating to any material loss or loss of the Borrower or MOC with respect to any of the Unencumbered Asset Pool Properties, copies of such notices and correspondence;

                  (i) promptly upon the mailing thereof to the shareholders or partners of the Borrower or MOC, copies of all financial statements, reports and proxy statement so mailed;

                  (j) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower or MOC shall have filed with the Securities and Exchange Commission;

                  (k) simultaneously with delivery of the information required by Sections 5.1(a) and (b), a statement of Unencumbered Asset Pool Net Operating Cash Flow with respect to each Unencumbered Asset Pool Property and a list of all Unencumbered Asset Pool Properties; and

                  (l) from time to time such additional information regarding the financial position or business of the Borrower or MOC as the Administrative Agent, at the request of any Bank, may reasonably request.

                  Section 5.2. Payment of Obligations. The Borrower will pay and discharge, at or before maturity, all its material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound and any tax liabilities, in any case, where failure to do so will likely result in a Material Adverse Effect except (i) such tax liabilities as may be contested in good faith by appropriate proceedings, and the Borrower will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same; or (ii) such obligation or liability as may be contested in good faith by appropriate proceedings.

                  Section 5.3. Maintenance of Property; Insurance.

                  (a) The Borrower will keep, or require its operators and/or lessees to keep, each of the Unencumbered Asset Pool Properties in good repair, working order and condition, subject to ordinary wear and tear.

                  (b) The Borrower shall, or shall cause its operators and/or lessees to, (a) maintain insurance as specified in Section 4.28 hereof with insurers meeting the qualifications described therein, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date, and (b) furnish to the Administrative Agent from time to time, upon written request, copies of the policies under which such insurance is issued, certificates of insurance and such other information relating to such insurance as the Administrative Agent may reasonably request. The Borrower will deliver to the Administrative Agent (i) upon request of the Administrative
Agent from time to time, full information as to the insurance carried, (ii) with respect to any policy providing for coverage in excess of $50,000,000, within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation or material change in coverage from that existing on the date of this Agreement and (iii) with respect to any policy providing for coverage in excess of $50,000,000, forthwith, notice of any cancellation or nonrenewal of coverage by the Borrower.

                  Section 5.4. Conduct of Business. The Borrower's primary business will continue to be acquiring, owning, operating, managing, developing (to the extent permitted in this Agreement), financing or leasing assets of the Core Asset Type.

                  Section 5.5. Compliance with Laws. The Borrower will comply in all material respects with all applicable

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laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, all zoning and building codes and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

                  Section 5.6. Inspection of Property, Books and Records. The Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and upon at least five (5) Domes tic Business Days' notice (provided, however, that if an Event of Default shall have occurred and be continuing, then no such notice shall be required) will permit representatives of any Bank at such Bank's expense to visit and inspect any of its properties to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and employees, all at such reasonable times, upon reasonable notice, and as often as may reasonably be desired.

                  Section 5.7. Existence.

                  (a) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

                  (b) The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

                  Section 5.8. Financial Covenants.

                  (a) Total Liabilities to Total Fair Market Value. As of the last day of each calendar quarter, the Total Debt Ratio will not be greater than
(i) 60% from the Closing Date through June 30, 1999, (ii) 57.5% from July 1, 1999 through December 31, 1999, (iii) 55% from and after January 1, 2000 through December 31, 2000, (iv) 52.5% from

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January 1, 2001 through the final Maturity Date, and (v) notwithstanding the provisions of clauses (i), (ii), (iii), or (iv) to the contrary, from and after the Conversion Date, 60%.

                  (b) Total Debt to Annual EBITDA. As of the last day of each calendar quarter, the ratio of (i) the sum, without duplication, of (x) the Debt of the Borrower, MOC and their Consolidated Subsidiaries, and (y) the Borrower's and MOC's pro rata share of the Debt of any Minority Holdings of the Borrower or MOC to (ii) Annual EBITDA, will not be more than (x) 5.25:1 commencing as of July 1, 1998 through December 31, 1998, (y) 5.0:1 from January 1, 1999 through December 31, 1999, and 4.75:1 thereafter. For purposes of this clause (b), prior to June 30, 1999, Annual EBITDA shall be calculated on an annualized basis, commencing as of the quarter ending September 30, 1998, and from and after July 1, 1999, Annual EBITDA shall be calculated based upon the Annual EBITDA for the preceding four quarters.

                  (c) EBITDA Debt Service Coverage. As of the last day of each calendar quarter, the ratio of (x) Annual EBITDA to (y) Total Debt Service, will not be less than 2.0:1.

                  (d) Fixed Charge Coverage. As of the last day of each calendar quarter, the ratio of (x) Annual EBITDA, less such reserves for Capital Expenditures as are set forth in the definition of Total Fair Market Value, to
(y) the sum of (i) Total Debt Service, (ii) scheduled payments of principal on any Debt of the Borrower, MOC or any Consolidated Subsidiary, whether or not paid by the Borrower, MOC or any such Consolidated Subsidiary (excluding balloon payments) for the previous four consecutive quarters including the quarter then ended, plus the Borrower's, MOC's and their Consolidated Subsidiaries' pro rata share of scheduled payments of principal on any Debt of any Minority Holding, whether or not paid by the Borrower, MOC or their Consolidated Subsidiaries (excluding balloon payments) for the previous four consecutive quarters including the quarter then ended, and (iii) dividends or other payments payable by the Borrower or MOC with respect to any preferred stock of the Borrower or MOC, will not be less than 1.75:1.

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                  (e) Unsecured Debt Ratio. As of the last day of each calendar quarter, the Unsecured Debt Ratio will not be less than (x) 0.9:1 commencing as of July 1, 1998 through December 31, 1998, (y) 0.95:1 from January 1, 1999 through June 30, 1999, and 1.0:1 thereafter.

                  (f) Unencumbered Debt Service Coverage. As of the last day of each calendar quarter, the ratio of (i) Unencumbered Asset Pool Net Operating Cash Flow to (ii) Unsecured Interest Expense will not be less than 2.0:1.

                  (g) Minimum Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth will at no time be less than the sum of (i) $2,500,000,000,
(ii) 75% of all Net Offering Proceeds, and (iii) in the case of convertible Debt in existence as of the Closing Date, upon conversion of any such Debt to an equity interest in the Borrower or MOC, 75% of the principal amount of such Debt so converted.

                  (h) Limitation on Secured Debt. Secured Debt of the Borrower, MOC and their Consolidated Subsidiaries shall at no time exceed twenty-five percent (25%) of Total Fair Market Value, exclusive of any Mortgages delivered in connection with the Security Conversion or any intercompany debt otherwise permitted hereunder.

                  (i) Dividends. The Borrower will not, as deter mined on an aggregate annual basis, pay any cash dividends in excess of (i) 100% of its combined consolidated FFO for such year for the period ending June 30, 1999, and
(ii) 95% from and after July 1, 1999. Notwithstanding the foregoing, however, the Borrower may make a one-time dividend to maintain its status as a REIT in connection with its acquisition of La Quinta Inns, Inc. MOC will not, as determined on an aggregate annual basis, pay any cash dividends in excess of the sum of 100% of its net income (as determined in accordance with GAAP) and non-cash items. The Borrower or MOC shall be permitted to (i) dividend to its shareholders the stock of any Consolidated Subsidiary, provided that such Consolidated Subsidiary shall not own at such time any assets that meet the asset requirements of Section 856(c)(4) of the Internal Revenue Code, and (ii) issue additional shares of stock in itself to its shareholders up

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to such amount as shall result in 51% of the stock of the Borrower not being traded with the stock of MOC.

                  Section 5.9. Restriction on Fundamental Changes; Operation and Control. (a) None of the Borrower, MOC or any Guarantor Subsidiary shall enter into any merger or consolidation, unless the Borrower, MOC or such Guarantor Subsidiary, as the case may be, is the surviving entity, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any substantial part of its business or property, whether now or hereafter acquired, without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed.

                  (b) The Borrower shall not amend its certificate of incorporation or by-laws, as applicable, in any material respect, without the Administrative Agent's consent, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, the filing of a certificate of designation with respect to an issuance of any class or series of preferred or series common stock shall not constitute an amendment for purposes hereof. In addition, filing of certificates of amendment with respect to the increase in the authorized capital of each of the Borrower and MOC to provide for 25,000,000 shares of excess stock shall not be deemed to be a material amendment for purposes hereof.

                  Section 5.10. Changes in Business. Neither the Borrower nor MOC shall enter into any business other than businesses with respect to the Core Asset Types if the same shall result in (i) more than 20% of the Total Fair Market Value being attributable to assets of a type other than the Core Asset Type, or (ii) more than 10% of the Total Fair Market Value being attributable to assets of a single type other than the Core Asset Type, with the exception of "time sharing" Real Property Assets which may constitute up to 15% of the Total Fair Market Value.

                  Section 5.11. Fiscal Year; Fiscal Quarter. The Borrower shall not change its fiscal year or any of its

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fiscal quarters without the Administrative Agent's consent, which shall not be unreasonably withheld or delayed.

                  Section 5.12. Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

                  Section 5.13. Intentionally Omitted.

                  Section 5.14. Interest Rate Protection. The Borrower and MOC shall maintain Interest Rate Hedges on a notional amount of the Debt of the Borrower, MOC and their Subsidiaries which, when added to the aggregate principal amount of the Debt of the Borrower, MOC and their Subsidiaries which bears interest at a fixed rate, equals or exceeds 60% of the aggregate principal amount of all Debt of the Borrower, MOC and their Subsidiaries. "Interest Rate Hedges" shall mean interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements having terms, conditions and tenors reasonably acceptable to the Administrative Agent entered into by the Borrower, MOC and/or their Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrower, MOC and/or their Subsidiaries of in creasing floating rates of interest applicable to Debt.

                  Section 5.15. Investments. The Borrower shall not invest, nor permit any Consolidated Subsidiary or Minority Holding to invest in any of the following asset types so that the portion of the Total Fair Market Value attributable thereto shall exceed the percentages set forth below:

                  1. Undeveloped land                          5%
                  2. Construction Assets                      20%
                  3. Joint ventures                           10%
                  4. Minority Holdings and                    10%
                     stock holdings (exclusive
                     of Subsidiaries)
                  5. Assets located outside                    5%
                     of the United States
                  6. An individual operator                   35%
                     of healthcare assets (calculated
                     as a percentage of the total
                     Total Fair Market Value
                     attributable to healthcare assets)

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                  Section 5.16. Use of Proceeds. The Borrower shall use the
proceeds of the Loans solely to finance the acquisition of La Quinta Inns, Inc., to repay the obligations under the Existing Credit Agreements, to finance the acquisition of additional assets and for its general business purposes. The Borrower shall not use any of the proceeds of the Loans to satisfy any obligations of the Borrower under any forward equity contracts.

                  Section 5.17. Borrower Status. The Borrower shall at all times
(i) maintain its status as a self-directed and self-administered real estate investment trust under the Internal Revenue Code, and (ii) remain a publicly traded company listed on the New York Stock Exchange.

                  Section 5.18. Limitations On Subsidiary Debt. No Subsidiary of the Borrower shall incur Debt other than (i) combined consolidated intercompany debt, which by its terms (or pursuant to separate agreement) shall be fully subordinated in right of payment to the Loans and other Obligations hereunder (the Borrower hereby acknowledging and agreeing that with respect to all such intercompany debt of which it is or at any time may be the beneficiary, the same is and shall be fully subordinated to the payment in full of the Obligations), (ii) existing Debt, as more particularly set forth on Schedule
5.18 hereto, and (iii) Debt which in the aggregate does not exceed 5% of Total Fair Market Value, provided, however, in no event may Unsecured Debt of such Subsidiaries exceed 1% in the aggregate of Total Fair Market Value.

                  Section 5.19. Negative Pledge. Neither the Borrower nor MOC will, nor will they permit any of their Subsidiaries to, enter into any agreement (other than this Agreement and the other Loan Documents) prohibiting the creation or assumption of any Lien upon their properties (other than with respect to any mortgage on a particular property), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Document.

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                  Section 5.20. Affiliate Transactions. Neither the Borrower
nor MOC will enter into any transaction with or make any payment to any Affiliates unless the terms thereof are not less favorable to the Borrower, MOC or any Subsidiary than those which are generally available in the market.

                  Section 5.21. Sale of Unencumbered Asset Pool Properties. Prior to the sale or transfer of any Real Property Asset that is an Unencumbered Asset Pool Property or any interest in any Subsidiary owning any Real Property Asset that is an Unencumbered Asset Pool Property, to which, individually or in the aggregate, $50,000,000 or more of Total Fair Market Value is attributable, the Borrower shall (i) deliver prior written notice to the Administrative
Agent and the Banks, (ii) deliver to the Administrative Agent and the Banks a certificate from an officer certifying that at the time of such sale or other disposal (based on pro-forma calculations for the previous period assuming that such Real Property Asset or interest was not owned by the Borrower for the relevant period) all of the covenants contained in Sections 5.08 and 5.15 are and after giving effect to the transaction shall continue to be true and accurate in all respects, and (iii) pay to the Administrative Agent an amount equal to that required pursuant to Section 2.10. Notwithstanding anything contained herein to the contrary, during the continuance of any Event of Default, the Borrower shall not sell or transfer any Real Property Asset that is an Unencumbered Asset Pool Property, or take any action that would cause such Real Property Asset to cease to qualify as an Unencumbered Asset Pool Property.

                  Section 5.22. Guarantor Subsidiary. The Borrower shall deliver not less than five (5) Domestic Business Days' notice prior to the creation of any Guarantor Subsidiary or prior to the date on which an existing Subsidiary shall become a Guarantor Subsidiary, and within ten (10) Domestic Business Days thereafter, shall cause any such Subsidiary to execute and deliver to the Administra tive Agent, for the benefit of the Banks, a Guaranty.

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                                   ARTICLE VI

                                    DEFAULTS

                  Section 6.1. Events of Default. Each of the following shall constitute an event of default under this Agreement (an "Event of Default"):

                  (a) the Borrower shall fail to pay when due any principal of any Loan, or the Borrower shall fail to pay within five (5) Domestic Business Days after the same is due any interest on any Loan or any fees or other amounts payable hereunder;

                  (b) the Borrower shall fail to observe or per form any covenant contained in Sections 5.8 through and including 5.23, inclusive, subject to any applicable grace periods set forth therein;

                  (c) the Borrower shall fail to observe or per form any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent, provided, however, that if the same is not reasonably capable of cure within such 30 day period, then provided that the Borrower shall have commenced to cure the same within such 30 day period and shall diligently prosecute the same, then such 30 day period shall be extended to 90 days;

                  (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

                  (e) the Borrower or MOC shall default in the payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) of any amount owing in respect of (i) any Recourse Debt or Debt guaranteed by the Borrower, MOC or any Subsidiary (other than the Obligations), equal to or in excess of $10,000,000 in the aggregate, or (ii) any Non-Recourse Debt of the Borrower, MOC or any Subsidiary equal to or in excess of $25,000,000, and such default under either clause (i) or (ii) shall continue beyond the giving of any required notice and the expiration of any applicable grace period (as the same may be extended by the applicable lender) and

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

such default shall not be waived by the applicable lender (which waiver shall serve to reinstate the applicable loan), or the Borrower or MOC shall default in the performance or observance of any obligation or condition with respect to any such Debt or any other event shall occur or condition exist beyond the giving of any required notice and the expiration of any applicable grace period (as the same may be extended by the applicable lender), if in any such case as a result of such default, event or condition, (x) the lender thereof shall accelerate the maturity of any such Debt or (y) which would permit (without any further requirement of notice, other than a notice of acceleration, or lapse of time) the holder or holders thereof, or any trustee or agent for such holders, to accelerate the maturity of any such Debt and such default shall not be waived by the applicable lender (which waiver shall serve to reinstate the applicable loan), or any such Debt shall become or be declared to be due and payable prior to its stated maturity other than as a result of a regularly scheduled payment;

                  (f) the Borrower or MOC shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

                  (g) an involuntary case or other proceeding shall be commenced against the Borrower or MOC seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90

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

days; or an order for relief shall be entered against the Borrower or MOC under the federal bankruptcy laws as now or hereafter in effect;

                  (h) the Borrower shall default in its obligations under any Loan Document other than this Agreement beyond any applicable notice and grace periods;

                  (i) MOC or any Guarantor Subsidiary shall de fault in its obligations under the Guaranty beyond any applicable notice and grace periods;

                  (j) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC under Title IV of ERISA, or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator of such Material Plan or any combination of the foregoing, or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan, or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated, or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Sections 4203(a), 4205(a) or 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation to such Multiemployer Plan in excess of $5,000,000;

                  (k) one or more final nonappealable judgments or decrees in an aggregate amount of $10,000,000 as of such date shall be entered by a court or courts of competent jurisdiction against the Borrower or MOC (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty
(30) days (or bonded, vacated or satisfied within thirty (30) after any stay is lifted) or (ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

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                  (l) (i) any Environmental Claim shall have been asserted
against the Borrower or any Environmental Affiliate, (ii) any Release, emission, discharge or disposal of any Material of Environmental Concern shall have occurred, and such event is reasonably likely to form the basis of an Environmental Claim against the Borrower or any Environmental Affiliate, or
(iii) the Borrower or the Environmental Affiliates shall have failed to obtain any Environmental Approval necessary for the ownership, or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in the case of clauses (i), (ii) or (iii) above, if the existence of such condition has had or is reasonably likely to have a Material Adverse Effect;

                  (m) a Person or an Affiliated group of Persons shall acquire fifteen percent (15%) or more of the combined voting stock of the Borrower or MOC, and the Borrower shall not have repaid the Loans in full, returned all outstanding Letters of Credit and terminated this Agreement within forty-five
(45) days after such Person or group of Persons shall have acquired such percentage of such stock;

                  (n) the Borrower shall cease at any time to qualify as a real estate investment trust under the Internal Revenue Code; and

                  (o) at any time, for any reason the Borrower, MOC or any Guarantor Subsidiary seeks to repudiate its obligations under any Loan Document.

                  Section 6.2. Rights and Remedies. Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon

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

the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and, upon the instructions of the Required Banks, shall) exercise any of its rights and remedies hereunder and by written notice to the Borrower, terminate the Tranche A Loan Commitments, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentation, demand, or protest or other requirements of any kind other than as provided in the Loan Documents (including, without limitation, valuation and appraisement, diligence, presentment, and notice of intent to demand or accelerate), all of which are hereby expressly waived by the Borrower.

                  Section 6.3. Notice of Default. If the Administrative Agent shall not already have given any notice to the Borrower under Section 6.1, the Administrative Agent shall give notice to the Borrower under Section 6.1 promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

                  Section 6.4. Actions in Respect of Letters of Credit. (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent may (and shall, at the request of any of the Fronting Banks), whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within ten (10) days after such demand) the Borrower shall, pay to the Administrative Agent, on behalf of the Banks, in same day funds at the Administra tive Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Administrative Agent (on behalf of the Banks) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit. Interest shall accrue on the Letter of Credit

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

Collateral Account at a rate equal to the rate on overnight funds.

                  (b) In connection with the foregoing, the Borrower hereby pledges, assigns and grants to the Administra tive Agent, as administrative agent for its benefit and the ratable benefit of the Banks a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                           (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                           (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                           (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                           (iv) to the extent not covered by the above clauses, all proceeds of any or all of the fore going Letter of Credit Collateral.

The lien and security interest granted hereby secures the payment of all obligations of the Borrower now or hereafter existing hereunder and under any other Loan Document.

                  (c) The Borrower hereby authorizes the Administrative Agent for the ratable benefit of the Banks to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become due and payable by the Borrower to the Banks in respect of the Letters of Credit.

                  (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in
Section 6.4(h) hereof.

                  (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.4.

                  (f) If any Event of Default shall have occurred and be continuing:

                           (i) The Administrative Agent may, in its sole discretion, without notice to the Borrower except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrower and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, any other unpaid Obligations then due and payable against the Letter of Credit Collateral Account or any part thereof, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 6.4 are in addition to any rights and remedies which any Bank may have.

                           (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

                  (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preserva-

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

tion of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

                  (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrower hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.


                                   ARTICLE VII

                            THE ADMINISTRATIVE AGENT

                  Section 7.1. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

                  Section 7.2. Administrative Agent and Affiliates. Morgan shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and Morgan and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any subsidiary or affiliate of the Borrower as if it were not the Administrative Agent hereunder, and the term "Bank" and "Banks" shall include Morgan in its individual capacity.

                  Section 7.3. Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting

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the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in
Article VI.

                  Section 7.4. Consultation with Experts. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

                  Section 7.5. Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or, where required by the terms of this Agreement, all of the Banks, or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it in good faith to be genuine or to be signed by the proper party or parties.

                  Section 7.6. Indemnification. Each Bank shall, ratably in accordance with its Commitment or if the Commitments have been terminated, in accordance with the aggregate unpaid principal amount of its Loans and its share of the Letter of Credit Usage, indemnify the Administrative Agent and each Bank acting as syndication agent or

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co-documentation agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence, willful misconduct, bad faith or fraud) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

                  Section 7.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  Section 7.8. Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the consent of the Borrower provided that no Event of Default shall have occurred and be continuing. If no successor Administrative Agent shall have been so appointed by the Required Banks or so consented to by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, with the consent of the Borrower, provided no Event of Default shall have occurred and be outstanding, which consent shall not be unreasonably withheld, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to

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and become vested with all the rights and duties of the retiring Administrative
Agent, and the retiring Administra tive Agent shall be discharged from its duties and obligations hereunder first accruing or arising after the effective date of such retirement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

                  Section 7.9. Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.


                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

                  Section 8.1. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Borrowing or Money Market Borrowing:

                  (a) the Administrative Agent is advised by the Reference Bank that deposits in dollars (in the applicable amounts) are not being offered to the Reference Bank in the relevant market for such Interest Period, or

                  (b) Banks having 50% or more of the aggregate amount of the affected Loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administra tive Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans, or to continue or convert outstanding Loans as or into Euro-Dollar Loans, as the case may be, shall be suspended, and each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan

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on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing or Money Market Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing, and
(ii) if such Borrowing is a Money Market Euro-Dollar Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

                  Section 8.2. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any existing applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, including the NAIC, charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, including the NAIC, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or Money Market Loans or to participate in any Letter of Credit issued by the Fronting Bank, or, with respect to the Fronting Bank, to issue any Letter of Credit, and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make or convert Euro-Dollar Loans or Money Market Loans, or to participate in any Letter of Credit issued by the Fronting Bank or, with respect to the Fronting Bank, to issue any Letter of Credit, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in

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the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank.
If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans or Money Market Loans (as the case may be) to maturity and shall so specify in such notice, the Borrower shall immediately prepay, without payment of any costs pursuant to Section 2.13, in full the then outstanding principal amount of each such Euro-Dollar Loan or Money Market Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans or Money Market Loans of the other Banks), and such Bank shall make such a Base Rate
Loan.

                  If at any time, it shall be unlawful or impossible for any Bank to make, maintain or fund its Euro-Dollar Loans under Section 8.1 or
Section 8.2, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, or a Bank, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, which offer such Bank is hereby required to accept, or (y) to repay, including through a Borrowing hereunder, in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be cancelled pursuant to Section 2.11(f).

                  Section 8.3. Increased Cost and Reduced Return.

                  (b) If, after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, including the NAIC, charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable

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                  Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, including the NAIC, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (but excluding with respect to any Euro-Dollar Loan any such requirement reflected in an applicable Euro-Dollar Reserve Percentage)), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the London interbank market any other condition affecting its Euro-Dollar Loans or Money Market LIBOR Loans, its Note, or its obligation to make Euro-Dollar Loans, and the result of any of the fore going is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount reasonably deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), which demand shall be accompanied by a certificate showing, in reason able detail, the calculation of such amount or amounts, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank on an after-tax basis for such increased cost or reduction.

                  (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, including the NAIC, charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, including the NAIC, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request

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or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), which demand shall be accompanied by a certificate showing, in reasonable detail, the calculation of such amount or amounts, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) on an after-tax basis for such reduction.

                  (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reason able judgment of such Bank, be otherwise materially disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                  (d) If at any time, it shall be unlawful or impossible for any Bank to make, maintain or fund its Euro-Dollar Loans or if the Borrower is required to make a payment under Sections 8.3(a) or (b), the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, or a Bank, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, which offer such Bank is hereby required to accept, or (y) to repay, including with a Borrowing hereunder, in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be cancelled pursuant to Section 2.11(f).

                  Section 8.4. Taxes.

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                  (a) Any and all payments by the Borrower to or for the account of any Bank or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Administrative Agent, taxes imposed on its net income, and franchise taxes imposed on its net income, by the jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Bank, taxes imposed on its net income, and franchise or similar taxes imposed on its net income, by the jurisdiction of such Bank's Applicable Lending Office or any political subdivision thereof (and, if different from the jurisdiction of such Bank's Applicable Lending Office, the jurisdiction of the domicile of its Loans either established by the Bank pursuant to Section 9.12 or determined by the applicable taxing authorities) (all such non-excluded taxes, duties, levies, imposts, deductions, charges, with holdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit or participation therein to any Bank or the Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank, the Fronting Bank or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or Letter of Credit or participation therein or from

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the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Letter of Credit or participation therein (hereinafter referred to as "Other Taxes").

                  (c) The Borrower agrees to indemnify each Bank, the Fronting Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank, the Fronting Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses, provided, however, that the applicable Bank, Fronting Bank or Administrative Agent shall have notified the Borrower of the imposition of the applicable Tax or Other Tax within 30 days of such imposition) arising therefrom or with respect thereto. Any payment required under this indemnification shall be made within 15 days from the date such Bank, the Fronting Bank or the Administrative Agent (as the case may be) makes demand therefor.

                  (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States or (ii) if such Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Internal Revenue Code, Internal Revenue Service form W-8 or any successor form prescribed by the Internal Revenue Service claiming complete exemption from, or a reduced rate of, withholding tax on payment of interest under the Loan Documents. If the form provided by a Bank at the time such Bank first became a party to this Agreement or at any time

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thereafter (other than solely by reason of a change in United States law or a change in the terms of any treaty to which the United States is a party after the date hereof) indicates a United States interest withholding tax rate in excess of zero (or would have indicated such a withholding tax rate if such form had been submitted and completed accurately and completely and either was not submitted or was not completed accurately and completely), or if a Bank otherwise is subject to United States interest withholding tax at a rate in excess of zero at any time for any reason (other than solely by reason of a change in United States law or regulation or a change in any treaty to which the United States is a party after the date hereof), withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.4(a). In addition, any amount that otherwise would be considered "Taxes" or "Other Taxes" for purposes of this Section 8.4 shall be excluded therefrom if the Bank either has transferred the domicile of its Loans pursuant to Section 9.12 or changed the Applicable Lending Office with respect to such Loans and such amount would not have been incurred had such transfer or change not been made.

                  (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(a) with respect to Taxes imposed by the United States; provided, however, that should a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                  (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the reasonable judgment of such

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Bank, is not otherwise materially disadvantageous to such Bank.

                  (g) If at any time, Taxes shall be payable by the Borrower hereunder, the Borrower shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent, to either (x) cause a bank, reasonably acceptable to the Administrative Agent, or a Bank, to offer to purchase the Commitments of such Bank for an amount equal to such Bank's outstanding Loans, and to become a Bank hereunder, which offer such Bank is hereby required to accept, or (y) to repay, including with a Borrowing hereunder, in full all Loans then outstanding of such Bank, together with interest and all other amounts due thereon, upon which event, such Bank's Commitments shall be deemed to be cancelled pursuant to Section 2.11(g).

                  Section 8.5. Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Sections
8.1 or 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

                  (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                  (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

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                                   ARTICLE IX

                                  MISCELLANEOUS

                  Section 9.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or telecopy number set forth on the signature pages hereof, together with copies thereof, in the case of the Borrower, to Suite 300, 197 First Avenue, Needham, Massachusetts 02494, Attention: President, Telephone: (781) 433-6000, Telecopy: (781) 449-1530, with a copy to: the Borrower, Suite 300, 197 First Avenue, Needham, Massachusetts 02494, Attention: General Counsel,
Telephone: (781) 433-6000, Telecopy: (781) 449-1530, with a copy to: Nutter, McClennen & Fish, LLP, One International Place, Boston, Massachusetts 02110,
Attention: Paul R. Eklund, Esq., and in the case of the Administrative Agent, to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, Attention: Martha Feltenstein, Esq., Telephone: (212) 735-2272, Telecopy:
(212) 735-2000, (y) in the case of any Bank, at its address or telecopy number set forth on the signature pages hereof or in its Administrative Questionnaire or (z) in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the Administrative Agent, the Banks and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VIII shall not be effective until received.

                  Section 9.2. No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

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                  Section 9.3. Expenses; Indemnification.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Administrative Agent (including, without limitation, reasonable fees and disbursements of special counsel Skadden, Arps, Slate, Meagher & Flom
LLP), in connection with the preparation and administration of this Agreement, the Loan Documents and the documents and instruments referred to therein, the syndication of the Loans, any waiver or consent hereunder or any amendment or modification hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including, without limitation, reasonable fees and disbursements of counsel for the Administrative Agent and each Bank, in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting there from.

                  (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel and settlements and settlement costs, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time
(including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document (including, without limitation, the Borrower's actual or proposed use of proceeds of the Loans, whether or not in compliance with the provisions hereof), (ii) any violation by the Borrower or the Environmental Affiliates of any

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applicable Environmental Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrower or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Material of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, (v) the grant to the Administrative Agent and the Banks of any Lien in any property or assets of the Borrower or any stock or other equity interest in the Borrower, and (vi) the exercise by the Administrative Agent and the Banks of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien (but excluding, as to any Indemnitee, any such losses, liabilities, claims, damages, expenses, obligations, penal ties, actions, judgments, suits, costs or disbursements incurred solely by reason of (i) the gross negligence, willful misconduct, bad faith or fraud of any Indemnitee as finally determined by a court of competent jurisdiction or (ii) any investigative, administrative or judicial proceeding imposed or asserted against any Indemnitee by any bank regulatory agency or by any equity holder of such Indemnitee, it being agreed that the Borrower shall not be obligated to indemnify any Indemnitee or to pay any expenses if and for so long as any such court case or proceeding shall be pending provided that the Borrower shall be diligently prosecuting the same, provided, further, if such court or proceeding does not finally determine that such Indemnitee has committed gross negligence, willful misconduct, bad faith or fraud, then the Borrower shall indemnify such Indemnitee in accordance with the provisions hereof and shall reimburse such Indemnitee for all expenses, together with interest thereon from the date incurred to the date so reimbursed at a rate per annum equal to the Base Rate plus four percent (4%). The Borrower's obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

                  (c) The Borrower shall pay, and hold the Administrative Agent and each of the Banks harmless from and against, any and all present and future U.S. stamp, recording, transfer and other similar foreclosure related taxes with respect to the foregoing matters and hold the Administrative Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes.

                  Section 9.4. Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final), other than deposits held for the benefit of third parties, and any other indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower then due and payable to such Bank under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Bank. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit participated in by it, or, in the case of the Fronting Bank, Letter of Credit issued by it, which is greater than the proportion received by any other Bank or Letter of Credit issued or participated in by such other Bank, in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks or Letter of Credit issued or participated in by such other Bank, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks or Letter of Credit issued or participated in by such other Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or the Letters of Credit. The

Borrower agrees, to the fullest extent that it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                  Section 9.5. Amendments and Waivers. Any provision of this Agreement (including any of the financial covenants given by the Borrower pursuant to Section 5.8), the Notes, the Letters of Credit or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that if such amendment or waiver affects only the Banks of any single tranche, then only the Required Banks within that tranche shall be required to sign such amendment or waiver; provided further that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Tranche A Loan Commitment, Tranche B Loan Commitment, Tranche C Loan Commitment or the Tranche D Loan Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees specified herein, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) release the Guaranty or otherwise release any other collateral including the Mortgages, if applicable,
(v) extend the expiration of any Letter of Credit beyond the Maturity Date applicable to the Tranche A Loans, (vi) permit the Borrower to assign its rights under this Agreement, (vii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, or (viii) change the order of the application of voluntary or mandatory prepayments pursuant to Sections 2.10 or 2.11. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Lender affected thereby, (a) subject such Designated Lender to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Lender Note made payable to such Designated Lender, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to the Designated Lender Note made payable to the Designated Lender.

                  Section 9.6. Successors and Assigns.

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement or the other Loan Documents without the prior written consent of all Banks.

                  (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a partici-pating interest granted in accordance with this subsection (b).

                  (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, of its rights and obligations under this Agreement, the Notes and the other Loan Documents in an amount not less than $2,000,000 (unless to an existing Bank or to a Related Fund of any existing Bank or unless the Assignee at such time shall hold less than $2,000,000, in which event the assignment shall be of the balance thereof) (or such lesser amount as may be agreed to by the Administrative Agent) with respect to any or all of its Tranche A Loan Commitments, Tranche B Loan Commitments, Tranche C Loan Commitments or Tranche D Loan Commitments, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit C attached hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Administrative Agent and, in the case of an assignment of a Tranche A Loan Commitment, the Fronting Bank, which consent shall not be unreasonably withheld or delayed, and, provided no Event of Default shall have occurred and be continuing, the Borrower, which consent shall not be unreasonably withheld or delayed (it being understood, however, that the Borrower shall retain the right to withhold its consent if any material portion of the business of the proposed assignee shall be a business which is directly competitive with that of the Borrower). Notwithstanding the foregoing, however, no consent shall be required in connection with any assignment to a Person that is already a Bank hereunder, an Affiliate of the assignor, or a Related Fund of any Bank. Upon execution, delivery and recordation of such instrument in the Register pursuant to subsection (g) hereof, and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor

Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note or Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $2,500 (provided that only one such fee shall be payable in connection with simultaneous assignments to Related Funds). If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

                  (d) Any Bank (each, a "Designating Lender") may at any time designate one Designated Lender to fund Money Market Loans on behalf of such Designating Lender subject to the terms of this Section 9.6(d) and the provisions in Section 9.6(b) and (c) shall not apply to such designation. No Bank may designate more than one (1) Designated Lender. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Lender Note payable to the order of the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right (subject to the provisions of Section 2.3(b)) to make Money Market Loans on behalf of its Designating Lender pursuant to Section 2.3 after the Borrower has accepted a Money Market Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower and the Banks for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 7.6 hereof and any sums otherwise payable to the Borrower by the Designated Lender. Each Designating Lender shall serve as the administrative agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding upon the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Administrative Agent, and the Banks may rely thereon with out any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender or otherwise in accordance with the provisions of Section 9.6(b) and (c).

                  (e) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note and the Letter(s) of Credit participated in by such Bank or, in the case of the Fronting Bank, issued by it, to a Federal Reserve Bank, and any Bank which is a fund that invests in bank loans may pledge all or any portion of its Note or Loans to a transferee in support of its obligations to such transferee. No such assignment shall release the transferor Bank from its obligations hereunder.

                  (f) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provi-sions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                  (g) The Administrative Agent shall maintain at its address referred to on the signature pages hereof a copy of each Assignment and Assumption Agreement delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Banks, the Commitment of, and the principal amount of the Loans under the Commitments owing to, each Bank from time to time and whether such Bank is an original Bank or the assignee of another Bank pursuant to an Assignment and Assumption Agreement. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower and each of its Subsidiaries, the Administra tive Agent and the other Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement and the Loan Documents. The Register shall be available for inspection by the Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice. No assignment pursuant to this Section 9.6 will be effective unless and until it is recorded in the Register.

                  Section 9.7. Governing Law; Submission to Jurisdiction.

                  (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                  (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth below. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent, any Bank or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  Section 9.8. Marshaling; Recapture. Neither the Administrative Agent nor any Bank shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Bank receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrower to such Bank as of the date such initial payment, reduction or satisfaction occurred.

                  Section 9.9. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

                  Section 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE Administrative Agent AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  Section 9.11. Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

                  Section 9.12. Domicile of Loans. Subject to the provisions of
Article VIII, each Bank may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Bank.

                  Section 9.13. Limitation of Liability. No claim may be made by the Borrower or any other Person against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the trans actions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  Section 9.14. No Bankruptcy Proceedings. Each of the Borrower, the Banks, the Administrative Agent and the Co-Agents hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the Maturity Date.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MEDITRUST CORPORATION, a Delaware
                                    corporation

                                    By: /s/ Michael S. Benjamin
                                        -------------------------------------
                                        Name:  Michael S. Benjamin
                                        Title: Senior Vice President

                                    Suite 300
                                    197 First Avenue
                                    Needham, Massachusetts 02494
                                    Telephone Number: 781-433-6000
                                    Telecopy Number: 781-449-1530
                                    Attention: President

Commitments:

$215,000,000 Tranche A              MORGAN GUARANTY TRUST COMPANY
$107,500,000 Tranche B                OF NEW YORK, as a Bank and as
$148,750,000 Tranche C                Administrative Agent
$140,000,000 Tranche D

                                    By: /s/ Timothy V. O'Donovan
                                        -------------------------------------
                                        Name:  Timothy V. O'Donovan
                                        Title: Vice President

Commitments:

$215,000,000 Tranche A              BANKERS TRUST COMPANY, as a Bank
$107,500,000 Tranche B              and as Syndication Agent
$  5,000,000 Tranche C
$120,000,000 Tranche D

                                    By: /s/ G. Andrew Keith
                                        -------------------------------------
                                        Name:  G. Andrew Keith
                                        Title: Vice President

Commitments:

$215,000,000 Tranche A              FLEET NATIONAL BANK, as a Bank and
$107,500,000 Tranche B              as Co-Documentation Agent
$  5,000,000 Tranche C
$120,000,000 Tranche D

                                    By: /s/ Cliff Mellor
                                        -------------------------------------
                                        Name:  Cliff Mellor
                                        Title: Vice President

Commitments:

$215,000,000 Tranche A              BANKBOSTON, N.A., as a Bank and as
$107,500,000 Tranche B              Co-Documentation Agent
   5,000,000 Tranche C
$120,000,000 Tranche D

                                    By: /s/ Douglas Novitch
                                        ---------------------------------------
                                        Name:  Douglas Novitch
                                        Title: Vice President

Commitments:

$100,000,000 Tranche A              NATIONSBANK, N.A., as a Bank
$50,000,000 Tranche B

                                    By: /s/ F. Scott Singhof
                                        ---------------------------------------
                                        Name:  F. Scott Singhof
                                        Title: Senior Vice President

Commitments:

$33,300,000 Tranche A               VIA BANQUE, as a Bank
$16,700,000 Tranche B


                                    By: /s/ J.F. Vitt
                                        -------------------------------------
                                        Name:  J.F. Vitt
                                        Title: DGA

Commitments:

$6,700,000 Tranche A                OAK BROOK BANK, as a Bank
$3,300,000 Tranche B


                                    By: /s/ Jeffrey W. Brown
                                        ---------------------------------------
                                        Name:  Jeffrey W. Brown
                                        Title: Executive Vice President

Commitments:
$30,000,000 Tranche C               PARIBAS CAPITAL FUNDING LLC, as a
                                    Bank



                                    By: /s/ Jeffrey J. Youle
                                        -------------------------------------
                                        Name:  Jeffrey J. Youle
                                        Title: Director

Commitments:
$25,000,000 Tranche C               THE TRAVELERS INSURANCE COMPANY,
                                    as a Bank


                                    By: /s/ T.M. Torrey
                                        ---------------------------------------
                                        Name:  T.M. Torrey
                                        Title: Second Vice President

Commitments:
$21,250,000 Tranche C               TORONTO DOMINION (TEXAS), INC., as
                                    a Bank


                                    By: /s/ Jorge A. Garcia
                                        --------------------------------------
                                        Name:  Jorge A. Garcia
                                        Title: Vice President

Commitments:
$10,000,000 Tranche C               CANADIAN IMPERIAL BANK OF COMMERCE, as
                                    a Bank


                                    By: /s/ William M. Swenson
                                        --------------------------------------
                                        Name:  William M. Swenson
                                        Title: Authorized Signatory

Total Commitments

$2,250,000,000.00


                                    MORGAN GUARANTY TRUST COMPANY
                                      OF NEW YORK, as Administrative
                                        Agent


                                    By: /s/ Timothy V. O'Donovan
                                        ------------------------------------
                                        Name:  Timothy V. O'Donovan
                                        Title: Vice President

                                    60 Wall Street
                                    New York, New York 10260-0060
                                    Attention: Timothy O'Donovan
                                    Telephone number: (212) 648-8111
                                    Telecopy number: (212) 648-5249

                                    Domestic and Euro-Currency
                                    Lending Office:
                                    Nassau, Bahamas Office
                                    c/o J.P. Morgan Services Inc.
                                    500 Stanton Christiana Road
                                    Newark, Delaware 19173-2107
                                    Attention: William Lame
                                    Telecopy number: (302) 634-4222

                                   EXHIBIT A-1

                                 TRANCHE A NOTE


$ ______________                                              New York, New York

                                                                    July__, 1998


                  For value received, MEDITRUST CORPORATION, a Delaware corporation (the "Borrower") promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche A Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche A Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Administrative Agent under the Credit Agreement (as defined below).

                  All Tranche A Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche A Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Tranche A Notes referred to in the Credit Agreement, dated as of July , 1998, among the Borrower, the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                            MEDITRUST CORPORATION, a Delaware
                                            corporation

                                            By: ________________________________
                                                Name:
                                                Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

                                          Amount of
            Amount of       Type of       Principal       Maturity    Notation
Date          Loan           Loan          Repaid           Date       Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

                                   EXHIBIT A-2

                                 TRANCHE B NOTE


$ ______________                                              New York, New York

                                                                 __July___, 1998


                  For value received, MEDITRUST CORPORATION, a Delaware corporation (the "Borrower") promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche B Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche B Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Administrative Agent under the Credit Agreement (as defined below).

                  All Tranche B Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche B Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Tranche B Notes referred to in the Credit Agreement, dated as of July , 1998, among the Borrower, the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   MEDITRUST CORPORATION, a Delaware corporation

                                   By: _________________________________________
                                       Name:
                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

                                          Amount of
            Amount of       Type of       Principal       Maturity    Notation
Date          Loan           Loan          Repaid           Date       Made By
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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

                                   EXHIBIT A-3

                                 TRANCHE C NOTE


$ ______________                                              New York, New York

                                                                  ________, 1998


                  For value received, MEDITRUST CORPORATION, a Delaware corporation (the "Borrower") promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche C Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche C Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Administrative Agent under the Credit Agreement (as defined below).

                  All Tranche C Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche C Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Tranche C Notes referred to in the Credit Agreement, dated as of July , 1998, among the Borrower, the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   MEDITRUST CORPORATION, a Delaware corporation

                                   By: _________________________________________
                                       Name:
                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

                                          Amount of
            Amount of       Type of       Principal       Maturity    Notation
Date          Loan           Loan          Repaid           Date       Made By
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

                                   EXHIBIT A-4

                                 TRANCHE D NOTE


$______________                                               New York, New York

                                                                 __July___, 1998


                  For value received, MEDITRUST CORPORATION, a Delaware corporation (the "Borrower") promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche D Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche D Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Administrative Agent under the Credit Agreement (as defined below).

                  All Tranche D Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche D Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Tranche D Notes referred to in the Credit Agreement, dated as of July , 1998, among the Borrower, the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   MEDITRUST CORPORATION, a Delaware corporation

                                   By: _________________________________________
                                       Name:
                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


--------------------------------------------------------------------------------

                                          Amount of
            Amount of       Type of       Principal       Maturity    Notation
Date          Loan           Loan          Repaid           Date       Made By
--------------------------------------------------------------------------------

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


                                   EXHIBIT A-5

                             DESIGNATED LENDER NOTE


$______________                                               New York, New York
                                                                  ________, 1998


                  For value received, MEDITRUST CORPORATION, a Delaware corporation (the "Borrower") promises to pay to the order of _______________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Tranche A Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the Maturity Date. The Borrower promises to pay interest on the unpaid principal amount of each such Tranche A Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Administrative Agent under the Credit Agreement (as defined below).

                  All Tranche A Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Tranche A Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                  This Note is one of the Designated Lender Notes referred to in the Credit Agreement, dated as of July , 1998, among the Borrower, the Banks party thereto, and Morgan Guaranty Trust Company of New York, as Administrative Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.

                                   MEDITRUST CORPORATION, a Delaware corporation

                                   By: _________________________________________
                                       Name:
                                       Title:

                         LOANS AND PAYMENTS OF PRINCIPAL


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                                          Amount of
            Amount of       Type of       Principal       Maturity    Notation
Date          Loan           Loan          Repaid           Date       Made By
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

                                    EXHIBIT B


                       Unencumbered Asset Pool Properties

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ASSUMPTION


                       ASSIGNMENT AND ASSUMPTION AGREEMENT


                  AGREEMENT dated as of __________, 199_ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), MEDITRUST CORPORATION (the "Borrower") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent (the "Agent").

                               W I T N E S S E T H

                  WHEREAS, this Assignment and Assumption Agreement (the "Assignment") relates to the Credit Agreement dated as of ________ __, 199_ (the "Loan Agreement") among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent;

                  WHEREAS, as provided under the Loan Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

                  WHEREAS, Loans made to the Borrower by the Assignor under the Loan Agreement in the aggregate principal amount of $____________ are outstanding at the date hereof; and

                  WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Loan Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

                  SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Loan Agreement.

                  SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Loan Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Loan Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Borrower and the Agent and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Loan Agreement with a Commitment in an amount equal to the Assigned Amount, and
(ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Loan Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

                  SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.1 It is understood that fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Loan Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

                  SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the written consent of the Borrower and the consent of the Agent pursuant to section 9.6(c) of the Loan Agreement. The execution of this Agreement by the Borrower and the Agent is evidence of the required consents. Pursuant to Section 9.6(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.

                  SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Loan Agreement or any Note, except that it hereby represents and warrants that it own the Commitments and the Loans being sold hereunder free and clear of all adverse claims. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

                  SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the external laws of the State of New York

--------

(1) The amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

                  SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                                   [ASSIGNOR]


                                   By: _________________________________________
                                       Name:
                                       Title:

                                  [ASSIGNEE]


                                   By: _________________________________________
                                       Name:
                                       Title:



                                   MORGAN GUARANTY TRUST COMPANY OF NEW
                                        YORK


                                   By: _________________________________________
                                       Name:
                                       Title:

CONSENTED TO:

MEDITRUST CORPORATION

By: ____________________________
    Name:
    Title:

                                                                       EXHIBIT D


                       Form of Money Market Quote Request
                       ----------------------------------


                                                              [Date]


To:    Morgan Guaranty Trust Company of New York (the "Administrative Agent")

From:  Meditrust Corporation

Re: Credit Agreement (the "Credit Agreement") dated as of July 15, 1998 among Meditrust Corporation, the Banks parties thereto and the Administrative Agent

                  We hereby give notice pursuant to Section 2.3 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount(2)                         Interest Period(3)
$

                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London
Interbank Offered Rate.]

                  The funding of Money Market Loans made in connection with this Money Market Quote Request [may/may not] be made by Designated Lenders.

                  Terms used herein have the meanings assigned to them in the Credit Agreement.

                                    Meditrust Corporation

                                    By: ________________________________________
                                        Name:
                                        Title:




--------
(2) Amount must be $10,000,000 or a larger multiple of $500,000.
(3) Not less than one month (LIBOR Auction) or not less than 30 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

                                                                       EXHIBIT E


                   Form of Invitation for Money Market Quotes
                   ------------------------------------------


To: [Name of Bank]

Re: Invitation for Money Market Quotes to Meditrust Corporation (the
    "Borrower")


                  Pursuant to Section 2.3 of the Credit Agreement dated as of July 15, 1998 among Meditrust Corporation, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                               Interest Period


$


                  Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

                  Please respond to this invitation by no later than 10:00 A.M. (New York City time) on [date].

                                         MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK, as Administrative Agent


                                         By ____________________________________
                                            Authorized Officer

                                                                       EXHIBIT F


                           Form of Money Market Quote
                           --------------------------

To:  Morgan Guaranty Trust Company of New York, as Administrative
     Agent

Re:  Money Market Quote to Meditrust Corporation (the "Borrower")

                  In response to your invitation on behalf of the Borrower dated _____________, 19__, we hereby make the following Money Market Quote on the following terms:

1.   Quoting Bank:  ________________________________
2.   Person to contact at Quoting Bank:

     -----------------------------
3.   Date of Borrowing: ____________________*
4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:


Principal         Interest          Money Market
Amount**          Period***         [Margin****]      [Absolute Rate*****]
---------         ---------         ------------      --------------------
$

$

         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

                           We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of July 15, 1998 among Meditrust Corporation, the Banks parties thereto and yourselves, as Administrative Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                   Very truly yours,

                                   [NAME OF BANK]


Dated:_______________               By: ________________________________________
                                        Authorized Officer

                                                                       EXHIBIT G

                          FORM OF DESIGNATION AGREEMENT
                          -----------------------------

                           Dated _____________, 199___


         Reference is made to that certain Credit Agreement dated as of July 17, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among MEDITRUST CORPORATION, BANKERS TRUST COMPANY, as Syndication Agent, BANKBOSTON, N.A., as Co-Documentation Agent, FLEET NATIONAL BANK, as Co-Documentation Agent, and MORGAN GUARANTY TRUST COMPANY OF NEW YORK (the "Administrative Agent"), as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

         [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), the Administrative Agent and Borrower agree as follows:

         1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Money Market Loans pursuant to
Section 2.3 of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Money Market Loan pursuant to such Article III shall be effective at the time of the funding of such Money Market Loan and not before such time.

         2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

         3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to in
Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Lender; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Loan Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Bank, subject to Section 9.6(d) of the Credit Agreement.

         4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents, subject to Section 9.5 of the Credit Agreement. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee. The Borrower, the Administrative Agent and each of the Banks may rely on and are beneficiaries of the preceding provisions.

         5. Following the execution of this Designation Agreement by the Designor and its Designee, it will be delivered to the Administrative Agent for recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of receipt hereof by the Administrative Agent, unless otherwise specified on the signature page thereto.

         6. The Administrative Agent hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (ii) the Maturity Date.

         7. The Designor unconditionally agrees to pay or reimburse the Designee and save the Designee harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee (except as set forth in Section 8 below), in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right (subject to the provisions of Section 2.3(b)) to make Money Market Loans as a Bank pursuant to Section 2.3 of the Credit Agreement and the rights and obligations of a Bank related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of such Designee which is not otherwise required to repay obligations of such Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designor, as administrative agent for the Designee, shall be and remain obligated to the Borrower, the Co-Agents and the Banks for each and every of the obligations of the Designee and its Designor with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section 7.6 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

         9. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counter part of this Designation Agreement.

         IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:                                        ________________________,
199__


                                       [NAME OF DESIGNOR], as
                                       Designor

                                       By: _____________________________________
                                       Title: __________________________________

                                       [NAME OF DESIGNEE] as
                                       Designee

                                       By: _____________________________________
                                       Title: __________________________________

                                       Applicable Lending Office
                                       (and address for notices):

                                       [ADDRESS]

Accepted this _____ day
of __________, 19

MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent

By: __________________________
Title: _______________________

                                    Exhibit H



                              Intentionally Deleted

                                    Exhibit I

                           Existing Credit Agreements

1. Revolving Credit Agreement, by and between the Borrower and Via Banque, in the principal amount of $50,000,000.

2. Revolving Credit Agreement, by and among the Borrower, Fleet National Bank and other lenders, in the principal amount of $300,000,000.

3. Credit Agreement, by and among La Quinta Inns, Inc., NationsBank of Texas, N.A. and other lenders, in the principal amount of $325,000,000.

$. Credit Agreement, by and among La Quinta Inns, Inc., NationsBank of Texas, N.A. and other lenders, in the principal amount of $75,000,000.

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1.      Definitions........................................................................... 1
         Section 1.2.      Accounting Terms and Determinations...................................................34
         Section 1.3.      Types of Borrowings...................................................................35

                                   ARTICLE II
                                   THE CREDITS

         Section 2.1.      Commitments to Lend...................................................................35
         Section 2.2.      Notice Of Committed Borrowing.........................................................37
         Section 2.3.      Money Market Borrowings...............................................................40
         Section 2.4.      Notice to Banks; Funding of Loans.....................................................45
         Section 2.5.      Notes.................................................................................47
         Section 2.6.      Maturity of Loans.....................................................................48
         Section 2.7.      Interest Rates........................................................................48
         Section 2.8.      Fees..................................................................................50
         Section 2.9.      Mandatory Termination.................................................................53
         Section 2.10.     Mandatory Prepayment..................................................................54
         Section 2.11.     Optional Prepayments..................................................................56
         Section 2.12.     General Provisions as to Payments.....................................................58
         Section 2.13.     Funding Losses........................................................................59
         Section 2.14.     Computation of Interest and Fees......................................................59
         Section 2.15.     Method of Electing Interest Rates.....................................................60
         Section 2.16.     Letters of Credit.....................................................................61
         Section 2.17.     Letter of Credit Usage Absolute.......................................................65

                                   ARTICLE III
                                   CONDITIONS

         Section 3.1.      Closing...............................................................................67
         Section 3.2.      Borrowings............................................................................69
         Section 3.3       Security Conversion...................................................................71

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         Section 4.1.      Existence and Power...................................................................72
         Section 4.2.      Power and Authority...................................................................72
         Section 4.3.      No Violation..........................................................................73
         Section 4.4.      Financial Information.................................................................73
         Section 4.5.      Litigation............................................................................76
         Section 4.6.      Compliance with ERISA.................................................................76
         Section 4.7.      Environmental Compliance..............................................................75
         Section 4.8.      Taxes.................................................................................77
         Section 4.9.      Full Disclosure.......................................................................77

                                        i


         Section 4.10.     Solvency..............................................................................77
         Section 4.11.     Use of Proceeds; Margin Regulations...................................................77
         Section 4.12.     Governmental Approvals................................................................78
         Section 4.13.     Investment Company Act; Public Utility
                           Holding Company Act...................................................................78
         Section 4.14.     Closing Date Transactions.............................................................78
         Section 4.15.     Representations and Warranties in Loan
                           Documents.............................................................................78
         Section 4.16.     Patents, Trademarks, etc..............................................................79
         Section 4.17.     No Default............................................................................79
         Section 4.18.     Licenses, etc.........................................................................79
         Section 4.19.     Compliance With Law...................................................................79
         Section 4.20.     No Burdensome Restrictions............................................................80
         Section 4.21.     Brokers' Fees.........................................................................80
         Section 4.22.     Labor Matters.........................................................................80
         Section 4.23.     Organizational Documents..............................................................80
         Section 4.24.     Principal Offices.....................................................................80
         Section 4.25.     REIT Status...........................................................................80
         Section 4.26.     Ownership of Property.................................................................81
         Section 4.27.     Year 2000 Compliance..................................................................81
         Section 4.28.     Insurance.............................................................................81

                                    ARTICLE V
                       AFFIRMATIVE AND NEGATIVE COVENANTS

         Section 5.1.      Information...........................................................................81
         Section 5.2.      Payment of Obligations................................................................85
         Section 5.3.      Maintenance of Property; Insurance....................................................86
         Section 5.4.      Conduct of Business...................................................................86
         Section 5.5.      Compliance with Laws..................................................................86
         Section 5.6.      Inspection of Property, Books and
                           Records...............................................................................87
         Section 5.7.      Existence.............................................................................87
         Section 5.8.      Financial Covenants...................................................................87
         Section 5.9.      Restriction on Fundamental Changes;
                           Operation and Control.................................................................89
         Section 5.10.     Changes in Business...................................................................90
         Section 5.11.     Fiscal Year; Fiscal Quarter...........................................................90
         Section 5.12.     Margin Stock..........................................................................90
         Section 5.13.     Intentionally Omitted.................................................................90
         Section 5.14.     Interest Rate Protection..............................................................91
         Section 5.15.     Investments in Unimproved Real Property...............................................91
         Section 5.16.     Use of Proceeds.......................................................................91
         Section 5.17.     Borrower Status.......................................................................92
         Section 5.18.     Limitations on Subsidiary Debt........................................................92
         Section 5.19.     Negative Pledge.......................................................................92
         Section 5.20.     Affiliate Transactions................................................................92
         Section 5.21.     Sale of Unencumbered Asset Pool.......................................................92
         Section 5.22.     Guarantor Subsidiary..................................................................93

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

                                   ARTICLE VI
                                    DEFAULTS

         Section 6.1.      Events of Default.....................................................................93
         Section 6.2.      Rights and Remedies...................................................................97
         Section 6.3.      Notice of Default.....................................................................98
         Section 6.4.      Actions in Respect of Letters of Credit...............................................98

                                   ARTICLE VII
                            THE Administrative Agent

         Section 7.1.      Appointment and Authorization........................................................101
         Section 7.2.      Administrative Agent and Affiliates..................................................101
         Section 7.3.      Action by Administrative Agent.......................................................101
         Section 7.4.      Consultation with Experts............................................................101
         Section 7.5.      Liability of Administrative Agent....................................................101
         Section 7.6.      Indemnification......................................................................102
         Section 7.7.      Credit Decision......................................................................102
         Section 7.8.      Successor Administrative Agent.......................................................103
         Section 7.9.      Administrative Agent's Fee...........................................................103


                                  ARTICLE VIII
                             CHANGE IN CIRCUMSTANCES

         Section 8.1.      Basis for Determining Interest Rate
                           Inadequate or Unfair.................................................................104
         Section 8.2.      Illegality...........................................................................104
         Section 8.3.      Increased Cost and Reduced Return....................................................106
         Section 8.4.      Taxes................................................................................108
         Section 8.5.      Base Rate Loans Substituted for Affected
                           Euro-Dollar Loans....................................................................111

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1.      Notices..............................................................................112
         Section 9.2.      No Waivers...........................................................................113
         Section 9.3.      Expenses; Indemnification............................................................113
         Section 9.4.      Sharing of Set-Offs..................................................................115
         Section 9.5.      Amendments and Waivers...............................................................116
         Section 9.6.      Successors and Assigns...............................................................117
         Section 9.7.      Governing Law; Submission to Jurisdiction............................................121
         Section 9.8.      Marshaling; Recapture................................................................122
         Section 9.9.      Counterparts; Integration;
                           Effectiveness........................................................................122
         Section 9.10.     WAIVER OF JURY TRIAL.................................................................123
         Section 9.11.     Survival.............................................................................123
         Section 9.12.     Domicile of Loans....................................................................123
         Section 9.13.     Limitation of Liability..............................................................123
         Section 9.14.     No Bankruptcy Proceedings............................................................123

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

         Exhibit A-1  - Form of Tranche A Note
         Exhibit A-2  - Form of Tranche B Note
         Exhibit A-3  - Form of Tranche C Note
         Exhibit A-4  - Form of Tranche D Note
         Exhibit A-5  - Designated Lender Note
         Exhibit B    - Unencumbered Asset Pool Properties
         Exhibit C    - Assignment and Assumption Agreement
         Exhibit D    - Form of Money Market Quote Request
         Exhibit E    - Form of Invitation for Money Market
                        Quotes
         Exhibit F    - Form of Money Market Quote
         Exhibit G    - Form of Designation Agreement
         Exhibit H    - Intentionally Deleted
         Exhibit I    - Existing Credit Agreements
         Exhibit J    - Existing Letters of Credit

         Schedule 4.22- Labor Matters
         Schedule 5.18- Existing Subsidiary Debt

                                       iv